UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

FibroGen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIBROGEN, INC.

409 Illinois Street

San Francisco, CA 94158

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 26, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of FibroGen, Inc., a Delaware corporation (also referred to as “we,” “us,” “FibroGen,” and the “Company”). Due to ongoing health concerns regarding the COVID-19 pandemic, the Annual Meeting will be held via live audio webcast on the internet. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FGEN2021.

The Annual Meeting will be held on Wednesday, May 26, 2021 at 12:00 p.m. Pacific Daylight Time for the following purposes:

1.	To elect our Class I director nominees, James A. Schoeneck, Jeffrey W. Henderson, and Maykin Ho, Ph.D., to our board of directors to hold office until the 2024 annual meeting of stockholders.
2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.
3.

To ratify the selection, by the audit committee of our board of directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

In light of ongoing public health concerns regarding the coronavirus pandemic, the Annual Meeting will be conducted online in a “virtual format” only (live audio webcast) in order to assist in protecting the health and well-being of our stockholders, directors and employees and to provide access to our stockholders regardless of geographic location. You will not be able to attend the Annual Meeting in person. We have designed the virtual format of the Annual Meeting to ensure that our stockholders who attend the meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting.

The record date for the Annual Meeting is March 29, 2021 (the “Record Date”). Only stockholders of record at the close of business on that date may vote by proxy or at the Annual Meeting (live audio webcast) or any adjournment thereof. Please see the attached proxy statement for information on how to vote by proxy and how to attend and vote at the Annual Meeting.

A list of our record stockholders entitled to vote as of the close of business on the Record Date will be available for review during regular business hours at our principal executive offices at 409 Illinois Street, San Francisco, California 94158 for ten days prior to the Annual Meeting for any legally valid purpose related to the Annual Meeting, and will available during the entire time of the Annual Meeting at www.virtualshareholdermeeting.com/FGEN2021.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting

The proxy statement and Annual Report on Form 10-K

are available at www.proxyvote.com.

Your vote is very important. Whether or not you expect to attend the Annual Meeting, please vote online or by telephone prior to the Annual Meeting as instructed in these materials, or if you requested and received a proxy by mail, please complete, date, sign, and return the proxy as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please review the section below “How do I vote?” for specific instructions on voting your shares before and during the Annual Meeting.

FIBROGEN, INC.

409 Illinois Street

San Francisco, CA 94158

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

May 26, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

The board of directors (the “Board”) of FibroGen, Inc. (also referred to as “we,” “us,” “FibroGen,” and the “Company”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the online Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, please vote online or by telephone as instructed in these materials, or if you requested and received a proxy by mail, please complete, date, sign, and return the proxy as promptly as possible in order to ensure your representation at the Annual Meeting.

The proxy materials, including this proxy statement, proxy card or voting instruction card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are being distributed and made available on or about April 13, 2021. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

In accordance with rules and regulations adopted by the United States (“U.S.”) Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials online. Accordingly, we intend to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 13, 2021 to stockholders of record entitled to vote at the Annual Meeting. Stockholders will have the ability to access the proxy materials at www.proxyvote.com, on the website referred to in the Notice, or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy-voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you change such election.

Choosing to receive future proxy materials electronically will allow us to more rapidly provide you with the information you need, will conserve natural resources, and will reduce the costs of printing and mailing documents to you.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive the Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Notices are sent to stockholders who have not yet made an election to receive proxy materials by mail or electronically. Instructions on how to access the full set of proxy materials online or to request a paper copy may be found in the Notice. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you change such election.

Why did I receive a full set of proxy materials instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials to stockholders who have previously requested to receive them. If you would like to reduce the environmental impact of and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or access them online. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card and, when prompted, indicate that you agree to receive or access future stockholder communications electronically. Alternatively, you can go to www.proxyvote.com where you can access the proxy materials and enroll for online delivery of the proxy materials.

How do I attend the Annual Meeting?

You must be a stockholder of record or a beneficial holder of FibroGen shares of common stock at the close of business on March 29, 2021 to attend and vote at the Annual Meeting. The Annual Meeting will be held on Wednesday, May 26, 2021 at 12:00 p.m. Pacific Daylight Time via live audio webcast that can be accessed at www.virtualshareholdermeeting.com/FGEN2021.

You will not be able to attend the Annual Meeting in person. If you wish to attend and vote at the Annual Meeting, you must have the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered to you) or the instructions that accompanied your proxy materials. Beneficial holders of FibroGen shares of common stock who do not receive a 16-digit control number from their bank or brokerage firm and who wish to attend the Annual Meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most banks or brokerage firms allow a stockholder to obtain a legal proxy either online or by mail.

Online check-in will begin at 11:45 a.m. Pacific Daylight Time on May 26, 2021. We recommend allowing ample time for the online check-in process. Additional information on who can vote and how to vote at the Annual Meeting is discussed below.

How do I ask questions during the Annual Meeting?

Our Annual Meeting will be conducted online in a “virtual format” only (live audio webcast) and has been designed to allow stockholders to submit questions and comments pertaining to the meeting’s business before and during the Annual Meeting. You may submit questions when online check-in begins at 11:45 a.m. Pacific Daylight Time on May 26, 2021and during the Annual Meeting at www.virtualshareholdermeeting.com/FGEN2021. Company directors and key executive officers are expected to be available to answer questions. We will attempt to respond to as many inquiries pertaining to business properly brought before the Annual Meeting as time allows.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the online meeting website?

Technicians will be available to assist you with any technical difficulties you may have accessing the virtual website platform. If you encounter any difficulties accessing the virtual meeting platform during the check-in or meeting time, please call the number posted on www.virtualshareholdermeeting.com/FGEN2021.

If I cannot attend the Annual Meeting online, can I vote or listen to it later?

You may vote your shares electronically before the meeting by internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy, by internet or by telephone in advance of the Annual Meeting. A recording of the Annual Meeting, including the questions answered during the meeting, will be available on our investor relations website at https://investor.fibrogen.com for 30-days following the Annual Meeting.

Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders entitled to vote as of the close of business on the Record Date will be available for review during regular business hours at our principal executive offices at 409 Illinois Street, San Francisco, California 94158 for ten days prior to the Annual Meeting for any legally valid purpose related to the Annual Meeting, and will available during the entire time of the Annual Meeting at www.virtualshareholdermeeting.com/FGEN2021.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 29, 2021 will be entitled to vote at the Annual Meeting. On the Record Date, there were 92,068,818 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 29, 2021 your shares were registered directly in your name with FibroGen’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote before or during the Annual Meeting or vote by proxy. You will need your 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered to you) or the instructions that accompanied your proxy materials in order to be able to vote during the Annual Meeting. Whether or not you plan to attend the Annual Meeting online, we urge you to fill out and return your proxy card or vote by proxy online or by telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 29, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You will receive instructions from the stockholder of record that you must follow for your shares to be voted. You are also invited to attend the Annual Meeting. You will need your 16-digit control number included on your voting instruction form in order to be able to vote during the Annual Meeting. Beneficial holders of FibroGen shares who do not receive a 16-digit control number from their bank or brokerage firm and who wish to vote at the Annual Meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most banks or brokerage firms allow a stockholder to obtain a legal proxy either online or by mail.

What am I voting on?

There are three matters scheduled for a vote:

1.	To elect our Class I director nominees, James A. Schoeneck, Jeffrey W. Henderson, and Maykin Ho, Ph.D., to our board of directors to hold office until the 2024 annual meeting of stockholders.
2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.
3.	To ratify the selection, by the audit committee of the Board, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal No. 1, you may either vote “For” each of our Class I director nominees to the Board or you may “Withhold” your vote for any Class I director nominee that you specify.

For Proposal No. 2, you may vote “For” or “Against,” or abstain from voting.

For Proposal No. 3, you may vote “For” or “Against,” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that was delivered to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

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To vote online during the Annual Meeting, please visit www.virtualshareholdermeeting.com/FGEN2021. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered to you) or the instructions that accompanied your proxy materials. Once you have logged into the Annual Meeting, please follow the instructions to vote your shares. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions.

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To vote by telephone before the Annual Meeting, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered you) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 25, 2021 to be counted.

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To vote using a proxy card before the Annual Meeting, simply complete, sign, and date the proxy card that you may request or that was delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote through the internet before the Annual Meeting, visit www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered you) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 25, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the instructions in the Notice to ensure that your vote is counted. Please also note that since you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 16-digit control number from your broker, bank or other nominee. Beneficial owners who attend the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/FGEN2021 to vote during the meeting.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What does it mean if I receive more than one set of proxy materials?

You should receive more than one set of proxy materials if your shares are registered under different names or held in different accounts as of the Record Date (for example, if you are both a stockholder of record and beneficial owner). Please follow the voting instructions and vote separately for each set of proxy card/materials you receive to ensure that all of your shares are voted. All of your shares may be voted at www.proxyvote.com regardless of which account they are registered or held in.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 29, 2021.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote online, by telephone, by mail (by requesting a paper proxy card or voting instruction card), and at the Annual Meeting.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may submit a subsequent proxy by telephone or through the internet (only your last telephone or internet proxy will be counted) before 11:59 p.m. Eastern Daylight Time on May 25, 2021.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 409 Illinois Street, San Francisco, California 94158; or
•	You may attend and vote at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/FGEN2021. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current vote (prior to the deadline) by internet, telephone or proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you must contact the organization holding your shares and follow their instructions for revoking or changing your vote.

When are stockholder proposals due for next year’s Annual Meeting?

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit proposals to our board of directors to be presented at the 2022 Annual Meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 14, 2021, to our Secretary at 409 Illinois Street, San Francisco, California 94158; provided, however, that if our 2022 Annual Meeting of Stockholders is held before April 26, 2022 or after June 25, 2022, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2022 Annual Meeting of Stockholders.

Our amended and restated bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting, provided that such proposal or nominee would not be included in next year’s proxy materials. Such proposals must comply with the requirements, including without limitation, the separate notice procedures, of our amended and restated bylaws. If you wish to submit such a proposal or nominate a director, written notice must be received by our Secretary no later than the close of business on February 25, 2022 nor earlier than the close of business on January 26, 2022; provided, however, that if our 2022 Annual Meeting of Stockholders is held before April 26, 2022 or after June 25, 2022, then the proposal must be received no earlier than the close of business on the 120th day prior to such Annual Meeting and no later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such Annual Meeting is first made.

How are votes counted?

Votes will be counted separately for each proposal by the inspector of election appointed for the Annual Meeting. For the proposal to elect directors, “For” and “Withhold” votes will be counted. With respect to Proposals No. 2 and No. 3, votes “For” and “Against” and abstentions will be counted, with abstentions having the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What if I return a proxy card or otherwise vote but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and return a signed and dated proxy card or otherwise vote without marking a voting selection, your shares will be voted as follows:

•	“For” the election of each of the three Class I director nominees named in this proxy statement to serve on the Board (Proposal No. 1);
•	“For” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2); and
•	“For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 3).

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on the proxy card) will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee may vote your shares if they have discretionary authority to vote on the particular matter.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of The New York Stock Exchange, “non -routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

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For Proposal No. 1, the election of directors, the three Class I director nominees to serve as Class I directors until the 2024 annual meeting of stockholders receiving the most “For” votes from the holders of shares present online at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes and “Withhold” votes will have no effect on the outcome of Proposal No. 1.

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For Proposal No. 2, the advisory vote to approve the compensation of the Company’s named executive officers will be considered to be approved if it receives “For” votes from the holders of a majority of shares present online at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 3, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its year ending December 31, 2021, must receive “For” votes from the holders of a majority of shares present online at the Annual Meeting or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present online at the Annual Meeting or represented by proxy. On the Record Date, there were 92,068,818 shares of common stock outstanding and entitled to vote. Thus, the holders of 46,034,410 shares must be present online or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting online or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended report on Form 8-K to publish the final results.

Which proxy materials are available online?

The proxy statement and Annual Report on Form 10-K are available at www.proxyvote.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance, or achievement to differ materially from those expressed or implied by these forward-looking statements.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “seeks,” “intends,” “strives,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including those outlined in our Annual Report on Form 10-K for the year ended December 31, 2020. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this proxy statement and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes: Class I, Class II, and Class III, with each class having a three-year term. Vacancies on the Board, unless the Board determines by resolution that any such vacancies shall be filled by stockholders, may be filled only by persons elected by a majority of the remaining directors. A director elected by our board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has 12 members. There are three directors in Class I whose term of office expires in 2021. The nominees for election to Class I, James A. Schoeneck, Jeffrey W. Henderson, and Maykin Ho, Ph.D., are currently directors of the Company and were previously elected by our stockholders or appointed by the Board. If re-elected at the Annual Meeting, the Class I director nominees would serve until the 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or if sooner, until the director’s death, resignation, or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. All of the directors then-elected and serving as directors attended the 2020 annual meeting of stockholders.

Directors are elected by a plurality of the votes of the holders of shares present online at the Annual Meeting, by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. The Class I director nominees receiving the three highest number of affirmative votes will be elected. Stockholders may not vote, or submit a proxy, for a greater number of Class I director nominees than the number of Class I director nominees named in this proxy statement. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Class I director nominees named below. If any Class I director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that Class I director nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any Class I director nominee will be unable to serve.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2024 ANNUAL MEETING — CLASS I

James A. Schoeneck, age 63, was appointed Chairperson of our Board of Directors in January 2020 and has served on our board of directors since April 2010. Following the unexpected passing of Thomas B. Neff, FibroGen’s Founder and Chief Executive Officer, Mr. Schoeneck served as Interim Chief Executive Officer from August 2019 until January 2020. Mr. Schoeneck was Chief Executive Officer of Depomed, Inc., a commercial specialty pharmaceutical company, from 2011 until 2017, and joined the Board of Depomed in 2007. In addition, from 2015 to 2018, Mr. Schoeneck served on the board of directors of AnaptysBio, Inc. From 2005 until 2011, he was Chief Executive Officer of BrainCells, Inc., a privately held biopharmaceutical company. Prior to joining BrainCells, Inc., he served as Chief Executive Officer of ActivX Biosciences, Inc., a development-stage biotechnology company. Mr. Schoeneck’s pharmaceutical experience also includes three years as President and Chief Executive Officer of Prometheus Laboratories Inc., a pharmaceutical and diagnostics products company. Prior to joining Prometheus, Mr. Schoeneck spent three years as vice president and General Manager, Immunology, at Centocor, Inc. (now Janssen Biotech, Inc.), a biotechnology company, where he led the development of Centocor’s commercial capabilities. His group launched Remicade®, which became one of the world’s largest pharmaceutical brands. Earlier in his career, he spent 13 years at Rhone-Poulenc Rorer, Inc. (now Sanofi), a pharmaceutical company, serving in various sales and marketing positions of increasing responsibility. Since July 2020, Mr. Schoeneck has served on the board of Calidi Biotherapeutics, a cancer therapeutics company focused on oncolytic viruses and stem cells. Mr. Schoeneck holds a Bachelor of Science degree in Education from Jacksonville State University. We believe that Mr. Schoeneck is qualified to serve on our board of directors because of his extensive management experience in biotechnology.

Jeffrey W. Henderson, age 56, has served on our board of directors since August 2015. Mr. Henderson has more than 30 years of financial, commercial and pharmaceutical industry experience. He most recently served as chief financial officer for Cardinal Health, Inc. from 2005 until 2014. His many responsibilities at Cardinal Health included oversight of the Company’s China commercial operations. Prior to Cardinal Health, Mr. Henderson was president and general manager of Eli Lilly Canada Inc. and vice president and corporate controller of Eli Lilly & Company. He joined Eli Lilly in 1998 as vice president and corporate treasurer. His prior experience includes 10 years with General Motors, where he served in managerial posts in Great Britain, Singapore, New York, and Canada. Mr. Henderson serves on the board of directors of Qualcomm Incorporated, Becton, Dickinson and Company, and Halozyme Therapeutics, Inc. He was an Advisory Director to Berkshire Partners LLC, a private equity firm, from 2015 until December 2019. Mr. Henderson is also President of JWH Consulting LLC, a business advisory firm primarily focused on healthcare. Mr. Henderson holds a Bachelor of Science degree in Electrical Engineering from Kettering University, Flint, Michigan, and a Master of Business Administration degree from Harvard Graduate School of Business Administration. We believe that Mr. Henderson is qualified to serve on our board of directors because of his financial and industry background, as well as his global experience in various leadership and management roles in the health and pharmaceutical industries.

Maykin Ho, Ph.D., age 68, joined our board of directors in December 2018. Dr. Ho has more than 30 years of experience in the healthcare and finance industries. She serves on the boards of directors for Agios Pharmaceuticals, BioMarin Pharmaceutical Inc., Grail Inc., Parexel International Corporation, the Aaron Diamond AIDS Research Center, and the Institute for Protein Innovation. Dr. Ho is also a venture partner of Qiming Venture Partners, which she joined in July 2015, and a member of the Biotech Advisory Panel of the Stock Exchange of Hong Kong. In February 2015, Dr. Ho retired as a partner of the Goldman Sachs Group where she served as senior biotechnology analyst, co-head of healthcare for global investment research and advisory director for healthcare investment banking. Prior to Goldman Sachs, which she joined in 1992, Dr. Ho held various managerial positions in licensing, strategic planning, marketing and research at DuPont-Merck Pharmaceuticals and DuPont de Nemours & Company. She was a postdoctoral fellow at Harvard Medical School and a graduate of the Advanced Management Program at The Fuqua School of Business, Duke University. Dr. Ho received a Doctor of Philosophy degree in Microbiology and Immunology and a Bachelor of Science degree from the State University of New York, Downstate Medical Center. We believe Dr. Ho is qualified to serve on our board of directors because of her substantial experience in the healthcare and finance industries and her expertise in analysis of science and biotechnology.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING — CLASS II

Suzanne Blaug, age 63, has more than 30 years of strategic and commercial experience in the biopharmaceutical industry. She has successfully brought new drugs to market at the global, regional, and local country levels in multiple therapeutic areas including Oncology, Cardiovascular, Immunology, Nephrology, Infectious Diseases, Neurology, and Psychiatry. Ms. Blaug most recently served as Senior Vice President, Global Marketing and Commercial Development at Amgen Inc. from 2012 to 2018. From 2004 until 2012, she was at Johnson & Johnson, where she held several positions including Head of Janssen Alzheimer Immunotherapy, Vice President Strategic Marketing and New Business Development at Janssen Europe, and Area Managing Director – UK, Italy, and Greece. Ms. Blaug started her career at Bristol-Myers Squibb in 1983, where she held numerous marketing, strategic, and general management positions in the U.S., Europe, Australia, and New Zealand. Ms. Blaug is currently a senior advisor at McKinsey & Company, and she serves on the Healthcare at Kellogg Advisory Council at Northwestern University, as well as the Center for the Business of Healthcare Corporate Advisory Board at the University of North Carolina. Ms. Blaug received her Bachelor of Science degree from the University of North Carolina at Chapel Hill, and her Master of Business Administration degree from the Kellogg School of Management at Northwestern University. We believe Ms. Blaug is qualified to serve on our board of directors based on her vast commercial and strategic experience in the pharmaceutical industry.

Benjamin F. Cravatt, Ph.D., age 51, was appointed to our board of directors in August 2020. Dr. Cravatt is a Professor and the Norton B. Gilula Chair of Chemical Biology in the Department of Chemistry at The Scripps Research Institute. His research group is interested in developing chemical proteomic technologies that enable protein and drug discovery on a global scale and applying these methods to characterize biochemical pathways that play important roles in human physiology and disease. Professor Cravatt joined the faculty at The Scripps Research Institute in 1997. Dr. Cravatt is an Associate Editor for Journal of the American Chemical Society and is a co-founder of Activx Biosciences, Abide Therapeutics, and Vividion Therapeutics. He serves on the Board of Directors of Vividion, Boundless Bio, and Autobahn Therapeutics. Dr. Cravatt’s honors include a Searle Scholar Award, the Eli Lilly Award in Biological Chemistry, a Cope Scholar Award, the ASBMB Merck Award, the RSC Jeremy Knowles Award, the AACR Award for Achievement in Chemistry in Cancer Research, and memberships in the American Academy of Arts and Sciences, National Academy of Inventors, National Academy of Medicine, and National Academy of Sciences. Dr. Cravatt obtained his undergraduate education at Stanford University, receiving a Bachelor of Science degree in the Biological Sciences and a Bachelor of Arts degree in History. He then received a Doctor of Philosophy degree from The Scripps Research Institute in 1996. We believe Dr. Cravatt is qualified to serve on our board of directors due to his extensive background in research and experience in founding companies as well as serving on advisory boards and boards of directors.

Jeffrey L. Edwards, age 60, was appointed to our board of directors in 2015 after Mr. Edwards retired from Allergan, Inc. which he joined in 1993 and where he served as Executive Vice President, Finance and Business Development, Chief Financial Officer from September 2005 to August 2014. From 2003 to 2005, Mr. Edwards served as Allergan’s Corporate Vice President, Corporate Development and previously served as Senior Vice President, Treasury, Tax and Investor Relations. Prior to joining Allergan, Mr. Edwards was with Banque Paribas and Security Pacific National Bank, where he held various senior-level positions in the credit and business development functions. In addition to serving on the board of directors of the Company, Mr. Edwards currently serves on the compliance committee, audit committee, and as compensation committee Chairman of Bio-Rad Laboratories, Inc., a publicly traded life sciences research and clinical diagnostic products company. Mr. Edwards serves on the board of directors, audit committee and nominating and corporate governance committee of Clearside Biomedical Inc., a publicly traded, clinical stage pharmaceutical company. Mr. Edwards also serves on the board of directors and compensation committee of Landec Corporation, a publicly traded company that focuses on products that advance health and wellness. Additionally, Mr. Edwards serves on the board of directors of BioTheryX, Inc., a privately owned, clinical stage biotechnology company. Mr. Edwards received a Bachelor of Arts degree in Sociology from Muhlenberg College and completed the Advanced Management Program at the Harvard Business School. We believe that Mr. Edwards is qualified to serve on our board of directors due to his pharmaceutical industry experience and public financial expertise.

Rory B. Riggs, age 67, has served on our board of directors since October 1993. Since April 2010, Mr. Riggs has served as founder and Chief Executive Officer of Syntax, LLC and Locus Analytics, LLC, sister development-stage ventures focused on creating a new information technology platform for business and finance. Mr. Riggs is co-founder of Royalty Pharma, the largest acquirer of drug royalties, and Cibus Global Ltd., the leading company in gene editing in agriculture. In addition, he sits on the following other boards of directors: Intra-Cellular Therapies, Inc., Nuredis, Inc., StageZero Life Sciences, Ltd., and eReceivables, LLC (Chair). Since June 2006, Mr. Riggs has also served as managing member of Scientia Ventures LLC, a series of venture funds focused on biotechnology and healthcare. Mr. Riggs served as the President of Biomatrix, Inc., a biomedical company, from 1996 until 2000. From 1991 to 1995, he was Chief Executive Officer of RF&P Corporation, an investment company owned by the Virginia Retirement System. He was also Managing Director of PaineWebber and Company, in the mergers and acquisitions department. Mr. Riggs holds a Bachelor of Arts degree from Middlebury College, Vermont and a Master of Business Administration degree from Columbia University. We believe that Mr. Riggs is qualified to serve on our board of directors due to his industry and management experience and public financial expertise.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING — CLASS III

Enrique Conterno, age 54, joined FibroGen, Inc. as our Chief Executive Officer and member of our board of directors in January 2020. Before coming to FibroGen, Mr. Conterno was a Senior Vice President for Eli Lilly and Company, serving as President of Lilly USA from January 2017, and President of Lilly Diabetes from 2009, until his retirement from Lilly in December 2019. Prior to 2009, Mr. Conterno served in various other roles for Eli Lilly and Company, including President, U.S. Operations, Vice President for the U.S. Neuroscience Business Unit, President and General Manager, Mexico, and Executive Marketing Director, Intercontinental Operations and Japan. Mr. Conterno earned a Bachelor of Science degree in Mechanical Engineering from Case Western Reserve University and a Master of Business Administration degree from Duke University. Mr. Conterno is a member of the Board of Governors at the American Red Cross and the Board of Visitors at Duke University’s Fuqua School of Business. Due to his extensive history in the pharmaceutical industry with his successful international leadership and oversight of several product launches, we believe Mr. Conterno is exceptionally qualified to serve as our Chief Executive Officer and on our board of directors as we commercialize roxadustat and continue the advancement of our clinical programs.

Aoife Brennan, M.B., B.Ch., age 45, was appointed to our board of directors in August 2020. Dr. Brennan is President and Chief Executive Officer of Synlogic, Inc. She joined Synlogic as Chief Medical Officer in September 2016 and was promoted to Chief Executive Officer in October 2018. Prior to joining Synlogic, Dr. Brennan served as Vice President and Head of the Rare Disease Innovation Unit at Biogen where her responsibilities included the global marketing approvals of ALPROLIX®, ELOCTATE® and SPINRAZA® as well as the advancement of several early-phase programs and external collaborations. She served as a Director of Ra Pharmaceuticals from September 2018 through their acquisition in April 2020 and has served as a Director of Cerevance since January 2020. Dr. Brennan holds a medical degree from Trinity College, Dublin, Ireland and completed residency and fellowship training in general internal medicine and endocrinology. She has completed post-doctoral training in clinical research and metabolism at the Beth Israel Deaconess Medical Center in Boston and is a graduate of the Harvard Medical School Scholars in Clinical Science Program. We believe Dr. Brennan is qualified to serve on our board of directors due to her broad clinical development background and management experience in biotechnology.

Thomas F. Kearns Jr., age 84, has served on our board of directors since November 1996, as lead independent director from June 2017 until August 2019, and as Chairperson of our board of directors from August 2019 until January 2020. Mr. Kearns is a retired partner of The Bear Stearns Companies Inc., an investment banking firm, where he was an investment banker in the healthcare area from 1974 until 1987. Prior to his career at Bear Stearns, Mr. Kearns worked for Merrill Lynch, an investment banking firm, from January 1959 until August 1969. Mr. Kearns was a trustee of the University of North Carolina Foundation and Endowment Fund for 16 years, he served on the board of directors of Biomet, Inc. from January 1980 until May 2005, and he served on the board of directors of Franklin Street Partners from 2013 until 2018. He received his Bachelor of Arts degree in History from the University of North Carolina. We believe that Mr. Kearns is qualified to serve on our board of directors due to his financial expertise stemming from a career in investment banking with a focus on the healthcare industry.

Kalevi Kurkijärvi, Ph.D., age 69, has served on our board of directors since November 1996. He has also served on the board of directors of our subsidiary, FibroGen Europe Oy, since November 1997, and as Managing Director (Chief Executive Officer) since January 2019. Dr. Kurkijärvi has been the Chairman and Founding Partner of Innomedica Oy, a business development company specialized in licensing, distributor search, and strategic planning for companies in the pharmaceutical, diagnostics, and biotechnology industries, since March 2010, and from August 1997 to February 2010 he acted as Director having financial matters as his main responsibility. He was also the Founding Partner and former Chairman and Chief Executive Officer of Bio Fund Management Ltd, a Finnish-Danish venture capital company, from 1997 until 2010. He has also been Chairman and Chief Executive Officer of his family’s import-export trading company, Biketex Ltd, since October 1993. Dr. Kurkijärvi has more than twenty years’ experience in international life science business and over ten years in corporate finance. He currently serves on the boards of directors of Innomedica Oy (Chair), Biketex Ltd (Chair) and Idea Development ID Oy (Chair). He previously served on the boards of directors at other biotechnology companies such as of Paratek Pharmaceuticals Inc., Ark Therapeutics Plc, BioTie Therapies Plc (Chair), Hytest Oy (Chair), Stick Tech Oy (Chair), Hormos Medical Oy (Chair), Map Medical Oy (Chair), Bio Orbit Oy (Chair) and Juvantia Pharma Oy, among others. Prior to founding Bio Fund, Dr. Kurkijärvi worked as Executive Director of the venture capital group at the Finnish National Fund of Research and Development (SITRA). He has also served as Executive Vice President at Wallac Oy, and as President and Chief Executive Officer of Pharmacia Diagnostics Production Oy. Dr. Kurkijärvi received a Doctor of Philosophy degree in Biochemistry and Molecular Biology from the University of Turku in 1992, where he also worked for several years in research and teaching. We believe Dr. Kurkijärvi is qualified to serve on our board of directors because of his scientific and technical background, international business and management experience, and expertise in the life sciences and biotechnology industries, as evidenced by the various leadership roles and positions he has held in such industries.

Dr. Kurkijärvi has provided a notice of his resignation from our board of directors effective June 30, 2021.

Gerald Lema, age 60, has served on our board of directors since September 2017. Mr. Lema has more than 30 years of pharmaceutical, diagnostics, healthcare, and consumer experience in Asia, Europe, the Middle East, Africa, the U.S., and Latin America. Mr. Lema currently serves as the Chairman and Managing Director of Windward Capital Ventures, a private investment fund based in Tokyo focused on biotechnology and technology ventures. Mr. Lema is also a Director of Catalyst, a global nonprofit organization. Prior to Windward Capital Ventures, Mr. Lema served as Corporate Vice President and President, Asia Pacific at Baxter International from 2005 until 2015. He also served as Chairman and President, Japan at Baxter International since April 2007. Before Baxter, Mr. Lema worked for 18 years at Abbott Laboratories where he held several positions of increasing responsibility in general management, strategy, and business development. His last position with Abbott was Corporate Vice President, Asia Pacific and Chairman, Abbott Japan, in Tokyo. He is co-author of Foreign Investment through Debt-Equity Swaps, and published in the MIT Sloan Management Review. Mr. Lema is a graduate of the Stanford University Executive Program, earned a Master of Business Administration degree from the Freeman School of Business at Tulane University, and has a Bachelor of Science, Engineering degree from Universidad del Valle, Colombia. We believe Mr. Lema is qualified to serve on our board of directors due to his experience in the consumer and healthcare industries, as well as his experience serving in leadership roles at various pharmaceutical companies and investment groups around the world.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED CLASS I DIRECTOR NOMINEE.

DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our board of directors has determined that James A. Schoeneck, Suzanne Blaug, Aoife Brennan, M.B., B.Ch., Benjamin F. Cravatt, Ph.D., Jeffrey L. Edwards, Jeffrey W. Henderson, Maykin Ho, Ph.D., Thomas F. Kearns Jr., Kalevi Kurkijärvi, Ph.D., Gerald Lema, and Rory B. Riggs, currently representing a majority of our directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. Enrique Conterno, the Company’s Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

In addition, our board of directors previously determined that Roberto Pedro Rosenkranz, Ph.D., M.B.A., a former director who retired from our Board effective June 30, 2020, and Toshinari Tamura, Ph.D., a former director who retired from our Board effective June 4, 2020, were independent under the applicable rules and regulations of the SEC and the listing requirements of Nasdaq.

Our board of directors also determined that Messrs. Edwards and Lema and Dr. Ho, who comprise our audit committee, Mr. Kearns, Ms. Blaug, Dr. Brennan, Mr. Lema, and Mr. Riggs, who comprise our compensation committee, and Mr. Henderson, Ms. Blaug, Dr. Cravatt, and Mr. Riggs, who comprise our nominating and corporate governance committee, satisfy the independence standards for those committees established by applicable rules and regulations of the SEC and the listing requirements of Nasdaq.

In making these determinations, our board of directors considered the current and prior business and personal activities and relationships that each non-employee director has, or has had, with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

BOARD LEADERSHIP STRUCTURE

Our board of directors believes that the composition, strength, and experience of the current members of the Board, with 11 of the 12 current members qualifying as independent directors, including our Chairperson of the Board will ensure that our board of directors continues to perform its duties independently as it concentrates on the most important areas of concern to the Company and evaluates the performance of the Company’s executive officers, including our Chief Executive Officer.

Our board of directors appointed Mr. Schoeneck as Chairperson of the Board in January 2020. The responsibilities of our Chairperson of the Board include: establishing the agenda for regular board of directors meetings and serving as Chairperson of such meetings; establishing the agenda for meetings of the independent directors; coordinating with the committee Chairs regarding meeting agendas and informational requirements; presiding over meetings of the independent directors; presiding over any portions of meetings of the board of directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; presiding over any portions of meetings of the board of directors at which the performance of the board of directors is presented or discussed; and presiding at all meetings of the stockholders. In addition, Mr. Kearns served as lead independent director from June 2017 until August 2019, to help ensure the effective independent functioning of the board of directors in its oversight responsibilities. Mr. Kearns served as Chairperson of the Board following the unexpected passing of Mr. Neff in August 2019 until January 2020 when Mr. Schoeneck was appointed Chairperson.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of the Company’s risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken, including information technology security and cybersecurity risks. Our audit committee also monitors legal matters and compliance with legal and regulatory requirements regarding the Company’s financial statements and accounting or other policies. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. It is the responsibility of the committee Chairs to report findings regarding material risk exposures to our board of directors as quickly as possible. In addition, our board of directors meets with certain members of our executive team, including the heads of our business, compliance and regulatory functions, who discuss the risks and exposures involved in their respective areas of responsibility, as well as any developments that could impact our risk profile or other aspects of our business.

CORPORATE RESPONSIBILTY

In 2020 we developed and approved a new Corporate Vision Statement and Values through the participation and input of many staff across the organization. Our mission is to improve the lives of people globally by developing innovative therapies anchored in high-quality science and our passion for patients.

Our core values include:

Empowerment – We lead, inspire, trust and encourage each other to share ideas and assume new challenges to excel. We seek to be are accountable to each other and our commitment to our patients.

Integrity – We intend to hold ourselves to the highest ethical standards in all we do: our work to bring therapies to market, the science we perform and our commitment to each other.

Respect for People – We strive to foster individual growth and promote an environment that supports continued learning; stand together as a community to build and sustain a culture of diversity, equity & inclusion; and value each other’s opinion and work collaboratively to achieve optimal outcomes while treating each other with high regard and dignity.

On our board of directors, five of our twelve members are women and/or from minority racial and ethnic groups. As of January 31, 2021, women represented 54% of our global workforce and 27% of our global leadership (Vice President (VP) and above). As of January 31, 2021, 57% of our U.S. workforce, and 16% of our U.S. leadership (VP and above), were from minority racial and ethnic groups.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met 15 times during the year ended December 31, 2020, including telephone and video conference meetings. All directors attended or participated in at least 75% of the aggregate number of meetings of the Board and the committees on which they served during the portion of 2020 for which they were directors and committee members.

As required under applicable Nasdaq listing standards during the year ended December 31, 2020, the Company’s independent directors met in regularly scheduled executive sessions, a total of two times at which only independent directors were present.

COMMITTEES OF THE BOARD OF DIRECTORS

Our board of directors has three committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The following table provides membership and meeting information for the year ended December 31, 2020 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Suzanne Blaug (1)			X		X
Aoife Brennan, M.B., B.Ch. (2)			X
Benjamin F. Cravatt, Ph.D. (3)					X
Jeffrey L. Edwards (4)	X	*
Jeffrey W. Henderson (5)					X	*
Maykin Ho, Ph.D. (6)	X
Thomas F. Kearns Jr. (7)			X	*
Gerald Lema (8)	X		X
Rory B. Riggs (9)			X		X
Roberto Pedro Rosenkranz, Ph.D., M.B.A. (10)					X
Total meetings in 2020	6		5		7

*	Committee Chair
(1)	Ms. Blaug was a member of our compensation committee and nominating and corporate governance committee throughout 2020.
(2)	Dr. Brennan became a member of our compensation committee on September 15, 2020.
(3)	Dr. Cravatt became a member of our nominating and corporate governance committee on September 15, 2020.
(4)	Mr. Edwards was the Chair of our audit committee throughout 2020.
(5)	Mr. Henderson was the Chair of our nominating and corporate governance committee throughout 2020.
(6)	Dr. Ho was a member of our audit committee throughout 2020.
(7)	Mr. Kearns was the Chair of our compensation committee throughout 2020.
(8)	Mr. Lema was a member of our audit committee and compensation committee throughout 2020.
(9)	Mr. Riggs was a member of our compensation committee and nominating and corporate governance committee throughout 2020.
(10)	Dr. Rosenkranz was a member of our nominating and corporate governance committee until his retirement from our board of directors on June 30, 2020.

Our audit committee, compensation committee, and nominating and corporate governance committee each have authority to engage legal counsel or other experts or consultants, as they deem appropriate to carry out their responsibilities. Our board of directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our audit committee consists of Mr. Edwards, Dr. Ho and Mr. Lema. Our board of directors has determined that Mr. Edwards, Dr. Ho and Mr. Lema are independent under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Chair of our audit committee is Mr. Edwards. Our board of directors has determined that Mr. Edwards and Dr. Ho are each an “audit committee financial expert” within the meaning of the SEC regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements and approving fees payable to such firm;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	reviewing and assessing the adequacy of our policies regarding information technology security and cybersecurity;
•	reviewing related party transactions;
•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Board reviews the Nasdaq listing standards definition of independence for audit committee members on an annual basis. Our audit committee met six times during the year ended December 31, 2020. Our audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available to stockholders on the Corporate Governance portion of our website at https://fibrogen.gcs-web.com/static-files/8d232fec-1ae0-4460-bd9c-efe8a8c8e8b8; however, information found on our website is not incorporated by reference into this proxy statement.

Compensation Committee

Our compensation committee consists of Ms. Blaug, Dr. Brennan, and Messrs. Kearns, Lema, and Riggs. Our board of directors has determined that Ms. Blaug, Dr. Brennan, and Messrs. Kearns, Lema, and Riggs are independent under Nasdaq listing standards, each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and each is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Chair of our compensation committee is Mr. Kearns. The functions of this committee include:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•	reviewing and recommending to our board of directors the compensation of our directors;
•	reviewing and recommending to our board of directors for approval the policies and strategies relating to our diversity practices;

•	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;
•	administering our stock and equity incentive plans;
•	selecting independent compensation consultants, approving fees payable to them, and assessing any conflicts of interest of compensation consultants;
•	reviewing and discussing the Company’s Compensation Discussion and Analysis, and recommending that it be included in the proxy statement;
•	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans; and
•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation strategy.

Under its charter, our compensation committee may form, and delegate authority to, subcommittees as appropriate.

Our compensation committee met five times during the year ended December 31, 2020. The charter of our compensation committee is available to stockholders on the Corporate Governance portion of our website at https://fibrogen.gcs-web.com/static-files/0d46a36f-e285-40c7-bf27-f70f84da5b91; however, information found on our website is not incorporated by reference into this proxy statement.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Blaug, Dr. Cravatt, and Messrs. Henderson and Riggs. Our board of directors has determined that Ms. Blaug, Dr. Cravatt, and Messrs. Henderson and Riggs are independent under the current rules and regulations of the SEC and Nasdaq. The Chair of our nominating and corporate governance committee is Mr. Henderson. The functions of this committee include:

•	identifying, evaluating, and selecting, or recommending that our board of directors approve, nominees for election to our board of directors and its committees;
•	evaluating the performance of our board of directors and of individual directors;
•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	considering and making recommendations to our board of directors regarding stockholder proposals;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and receipt of information within our board of directors;
•	reviewing CEO succession plans;
•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and
•	overseeing an annual evaluation of our board of directors’ performance.

Our nominating and corporate governance committee met seven times during the year ended December 31, 2020. The charter of our nominating and corporate governance committee is available to stockholders on the Corporate Governance portion of our website at https://fibrogen.gcs-web.com/static-files/e6dbaa39-4209-4cc6-8cf2-d2227ec3c9f6; however, information found on our website is not incorporated by reference into this proxy statement.

Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. Our nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, our nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, our nominating and corporate governance committee typically considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of our board of directors and the Company, to maintain a balance of knowledge, experience, and capability. In the case of incumbent directors whose terms of office are set to expire, our nominating and corporate governance committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee may engage, if it deems appropriate, a professional search firm specializing in the recruitment of directors to compile a list of potential candidates. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors by majority vote.

Our nominating and corporate governance committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. Our nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. To date, our nominating and corporate governance committee has not received any such nominations nor has it rejected a director nominee from a stockholder or stockholders holding more than 5% of our voting stock. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors may do so by delivering a written recommendation to the Company’s Secretary at the following address: FibroGen, Inc., 409 Illinois Street, San Francisco, California 94158, no later than the close of business on February 25, 2022 nor earlier than the close of business on January 26, 2022; provided, however, that if our 2022 Annual Meeting of Stockholders is held before April 26, 2022 or after June 25, 2022, then the proposal must be received no earlier than the close of business on the 120th day prior to such Annual Meeting and no later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such Annual Meeting is first made. Submissions must include the name, age, business address, and residence address of such nominee, the principal occupation or employment of such nominee, the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, the date or dates on which such shares were acquired and the investment intent of such acquisition, and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our board of directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to Secretary, FibroGen, Inc., 409 Illinois Street, San Francisco, California 94158. All communications will be reviewed by our Secretary and, if requested by the stockholder, forwarded to our board of directors or an individual director, as applicable. Our Secretary reserves the right not to forward to our board of directors or any individual director any unduly frivolous, hostile, threatening, or similarly inappropriate materials.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all directors and employees, including our principal executive officer, Enrique Conterno, principal financial officer, Pat Cotroneo, and all other executive officers. This Code of Business Conduct and Ethics is available on the Corporate Governance portion of our website at https://fibrogen.gcs-web.com/static-files/a9d04c12-9fb7-41b7-b5e9-19d8eeb73361. A copy may also be obtained without charge by contacting investor relations, attention Director of Investor Relations, 409 Illinois Street, San Francisco, California 94158, or by calling (415) 978-1200. We plan to post on our website at the address described above any future amendments to or waivers of our Codes of Business Conduct and Ethics.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our compensation committee is currently or has been at any time during the last year one of our employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

DIRECTOR COMPENSATION

Our board of directors adopted a non-employee director compensation policy in connection with our initial public offering. The initial adoption and each subsequent amendment of the non-employee director compensation policy was adopted following a benchmarking review with our independent compensation consultant of our peer group and overall board compensation trends. This policy was amended on March 4, 2015, February 23, 2016, June 5, 2018, June 5, 2019, and February 10, 2020. Pursuant to this policy, our non-employee directors are paid annual cash compensation of $50,000 each and our non-executive Chairperson is paid annual cash compensation of $100,000. In addition, non-employee directors are paid $10,000 annually for serving on our audit committee ($20,000 annually for the Chairperson), $7,500 annually for serving on our compensation committee ($17,500 annually for the Chairperson), and $5,000 annually for serving on our nominating and corporate governance committee ($10,000 annually for the Chairperson). Non-employee directors are reimbursed for their reasonable out-of-pocket expenses to cover attendance at and participation in meetings of our board of directors and other activities performed in the course of their service on the Board.

Our non-employee directors are granted initial and/or annual option and restricted stock unit (“RSU”) awards under our 2014 Equity Incentive Plan (the “2014 Plan”). Newly appointed or newly elected directors will be granted an option to purchase 10,400 shares of our common stock. The initial option grant will vest in equal quarterly installments over three years from the date of grant, subject to the non-employee director’s continuous service on each applicable vesting date. On the date of each annual meeting of our stockholders, each individual who is elected or appointed as a non-employee director and each other non-employee director who continues to serve as a non-employee director immediately after such annual meeting of our stockholders will be granted (a) an option to purchase 7,800 shares of our common stock, and (b) RSU award covering 4,700 shares of our common stock; provided, that if the individual is elected or appointed to our board of directors at a time other than at our annual meeting of stockholders, the number of shares of our common stock subject to such annual grant will be pro-rated based on the number of days between the date of such director’s election or appointment and the first anniversary of the most recent annual stockholder meeting to occur prior to such director’s election or appointment to our board of directors. The annual option and RSU awards will vest upon the earlier of (x) June 6 of the following year and (y) the following year’s annual stockholder meeting, subject to the non-employee director’s continuous service. All options granted under our non-employee director compensation policy will be granted with an exercise price equal to the fair market value of our common stock on the grant date. The vesting of all options and RSU awards will cease upon a non-employee director’s resignation from our board of directors or other cessation of service, unless our board of directors determines otherwise. All unvested options and RSU awards will vest in full immediately prior to a change in control (as defined in the 2014 Plan), subject to the non-employee director’s continuous service as of the day prior to the closing of such change in control.

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during fiscal year 2020:

Name	Fees Earned or Paid in Cash (1)	Stock Option Awards (2)(3)	RSU Awards (2)(3)	All Other Compensation	Total
James A. Schoeneck, Chairperson (4)	$147,554	$148,442	$153,643	$—	$449,639
Suzanne Blaug	$62,500	$148,442	$153,643	$—	$364,585
Aoife Brennan, M.B., B.Ch. (5)	$22,373	$366,214	$166,932	$—	$555,519
Benjamin F. Cravatt, Ph.D. (5)	$21,639	$366,214	$166,932	$—	$554,785
Jeffrey L. Edwards	$70,000	$148,442	$153,643	$—	$372,085
Jeffrey W. Henderson	$60,000	$148,442	$153,643	$—	$362,085
Maykin Ho, Ph.D.	$60,000	$148,442	$153,643	$—	$362,085
Thomas F. Kearns Jr.	$95,815	$148,442	$153,643	$—	$397,900
Kalevi Kurkijärvi, Ph.D.	$50,000	$148,442	$153,643	$—	$352,085
Gerald Lema	$67,500	$148,442	$153,643	$—	$369,585
Rory B. Riggs	$62,500	$148,442	$153,643	$—	$364,585
Roberto Pedro Rosenkranz, Ph.D., M.B.A. (6)	$27,500	$148,442	$153,643	$—	$329,585
Toshinari Tamura, Ph.D. (7)	$21,429	$-	$-	$—	$21,429

(1)

Amounts shown in this column represent the annual cash fees earned by each director in fiscal year 2020 under our non-employee director compensation policy, which includes the annual retainers as set forth below:

Name	Annual Retainer
All Non-Employee Directors	$50,000
Non-Executive Chairperson*	$100,000
Lead Independent Director*	$22,500
Audit Committee Chairperson*	$20,000
Compensation Committee Chairperson*	$17,500
Nominating and Corporate Governance Committee Chairperson*	$10,000
Audit Committee Member (other than Chairperson)*	$10,000
Compensation Committee Member (other than Chairperson)*	$7,500
Nominating and Corporate Governance Committee Member (other than Chairperson)*	$5,000

*	Paid in addition to the annual retainer paid to all non-employee directors.
(2)

The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of the stock option and RSU awards granted to our non-employee directors during the fiscal year ended December 31, 2020, as computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)

The following table lists the aggregate number of shares with respect to the outstanding and unexercised option awards and RSU awards held by each of our non-employee directors as of December 31, 2020:

Name	Number of Shares Subject to Outstanding Options as of December 31, 2020	Number of Shares Subject to Outstanding RSU Awards as of December 31, 2020
James A. Schoeneck, Chairperson (4)	112,150	4,700
Suzanne Blaug	25,914	4,700
Aoife Brennan, M.B., B.Ch. (5)	16,896	3,914
Benjamin F. Cravatt, Ph.D. (5)	16,896	3,914
Jeffrey L. Edwards	64,768	4,700
Jeffrey W. Henderson	67,496	4,700
Maykin Ho, Ph.D.	29,008	4,700
Thomas F. Kearns Jr.	102,600	4,700
Kalevi Kurkijärvi, Ph.D.	45,599	4,700
Gerald Lema	42,214	4,700
Rory B. Riggs	69,600	4,700
Roberto Pedro Rosenkranz, Ph.D., M.B.A. (6)	-	-
Toshinari Tamura, Ph.D. (7)	25,800	-

(4)

Includes 48,550 shares subject to stock options granted to Mr. Schoeneck in connection with his appointment as Interim Chief Executive Officer. Mr. Schoeneck’s compensation for his service on the board of directors is also reported in the 2020 Summary Compensation Table.

(5)	Dr. Brennan and Dr. Cravatt joined our board of directors on August 5, 2020 and were paid prorated retainer fees and were granted prorated stock option and RSU awards for 2020.
(6)	Dr. Rosenkranz was a director until June 30, 2020.
(7)	Dr. Tamura was a director until June 4, 2020.

DIRECTOR STOCK OWNERSHIP GUIDELINES

In 2018, our board of directors adopted formal guidelines for ownership of shares of our common stock by our directors. These guidelines require our directors to achieve and maintain ownership of shares valued at three times their annual cash retainer within five years of adoption of the policy or election to the Board. Shares owned outright and vested in-the-money options (counted at 50% of value) apply towards the calculation of compliance with the guidelines. The average tenure of our directors as of December 31, 2020 is approximately 10 years, during which each of them has established an ownership position in the Company, and each of our directors is in compliance with the ownership requirements of the guidelines.

PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Under Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies, and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are aligned with our stockholders’ interests and consistent with current market practices.  Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, our board of directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on our board of directors, our compensation committee of the board of directors, or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our board of directors and, accordingly, our board of directors and our compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present online at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting. Unless our board of directors decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will take place at the 2022 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, our audit committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present online at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal years ended December 31, 2020 and December 31, 2019.

	Fiscal Year Ended
	2020	2019
	(in thousands)
Audit Fees (1)	$4,238	$2,155
Audit Related Fees (2)	$30	$-
Tax Fees (3)	$-	$12
All Other Fees (4)	$4	$5
Total Fees	$4,272	$2,172

(1)

Audit Fees consist of professional services rendered in connection with the integrated audit of our annual consolidated financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	Audit Related Fees consist of services provided in connection with the issuance of comfort letters and consents for SEC filings.
(3)	Tax Fees consist of fees billed primarily for tax compliance and consulting services related to local business tax matters, and Section 382 analysis related to the Company’s net operating losses.
(4)	Includes professional services rendered in connection with an annual subscription to a technical accounting database.

PRE-APPROVAL POLICIES AND PROCEDURES

In accordance with the audit committee charter, our audit committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services, and other services. Any pre-approval is detailed as to the particular service or category of services. Our audit committee may elect to delegate pre-approval authority to one or more designated audit committee members in accordance with its charter. Our audit committee pre-approved all services provided by our independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019.

Our audit committee considers whether such audit or non-audit services are consistent with the SEC’s rules on auditor independence. Our audit committee has determined that the provision of the services noted above is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2020 with management of the Company. Our audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Our audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with our audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, our audit committee has recommended to our board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Respectfully submitted by the members of our audit committee:

Jeffrey L. Edwards, Chair

Maykin Ho, Ph.D.

Gerald Lema

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of April 13, 2021:

Name	Age	Position
Enrique Conterno	54	Chief Executive Officer and Director
Pat Cotroneo	57	Chief Financial Officer
Christine L. Chung	53	Senior Vice President, China Operations
Mark Eisner, M.D., M.P.H.	55	Chief Medical Officer
Elias Kouchakji, M.D.	65	Senior Vice President, Clinical Development, Drug Safety and Pharmacovigilance
Thane Wettig	56	Chief Commercial Officer

For information for Mr. Conterno, please refer to “Directors Continuing in Office Until the 2023 Annual Meeting — Class III” above.

Pat Cotroneo has served as our Chief Financial Officer since 2008. Mr. Cotroneo joined us in 2000 as Controller, was promoted to Vice President of Finance, and subsequently promoted to Chief Financial Officer in 2008. Prior to joining us, Mr. Cotroneo was at SyStemix, Inc. where he assumed Controller responsibilities for both SyStemix and Genetic Therapy, Inc. (Novartis subsidiaries) from 1993 to 2000. Prior to SyStemix, he was employed by Deloitte & Touche from 1987 to 1993 in various positions. Mr. Cotroneo received a Bachelor of Science degree with honors from the University of San Francisco and was selected a Louise M. Davies scholar.

Christine L. Chung has served as our Senior Vice President, China Operations, since 2007. Ms. Chung also serves as Director of our subsidiary FibroGen International (Hong Kong) Limited since 2018, and as the Managing Director of our subsidiary, FibroGen (China) Medical Technology Development Co., Ltd and Director of our subsidiary FibroGen International (Cayman) Limited since 2019. Ms. Chung brings more than 25 years of experience in growing businesses from start-up through various phases of corporate development. Ms. Chung serves in the role of Project Leader of our U.S.-based China development efforts and has overall responsibility for our China local operations. Under Ms. Chung’s leadership, our China strategy has advanced from conceptualization to commercial stage. Prior to joining FibroGen, Ms. Chung was Vice President, Business Development, at eMed Technologies and a management consultant with Monitor Group, the predecessor company of Monitor Deloitte. Ms. Chung received her Bachelor of Arts, magna cum laude, from Harvard University and is a native of Hong Kong.

Mark Eisner, M.D., M.P.H, has served as Chief Medical Officer since December 2020. Dr. Eisner oversees all global clinical development and regulatory affairs for FibroGen. Dr. Eisner brings nearly 30 years of academic, biopharmaceutical, and drug development experience, from early clinical phase through post-commercialization. Prior to joining FibroGen, Dr. Eisner was at Genentech, a member of the Roche Group, starting in March 2010, and was Senior Vice President and Global Head of Product Development Immunology, Infectious Disease, and Ophthalmology. He also served on the Board of the Genentech Foundation, a private charitable foundation that supports educational and community organizations. Prior to Genentech, Dr. Eisner was Professor of Medicine and Anesthesia at the University of California San Francisco. Dr. Eisner received an A.B. degree from Stanford University in Human Biology and then received his M.D. degree from the University of Pennsylvania School of Medicine. He completed residency training in internal medicine, served as Chief Medical Resident, and pursued advanced fellowship training in pulmonary and critical care medicine at the University of California, San Francisco. He also received a M.P.H. degree from the University of California, Berkeley School of Public Health.

Elias Kouchakji, M.D., has served as our Senior Vice President, Clinical Development, Drug Safety, and Pharmacovigilance, since FibroGen in 2014. Dr. Kouchakji brings more than 25 years of experience in product development, drug safety, and clinical practice. Previously, he served as Executive Medical Director, Safety, at Amgen, Inc., supporting the development and commercialization of Aranesp®, among other programs. Prior, Dr. Kouchakji was the Global Head Pharmacovigilance and Risk Management at Elan Pharmaceuticals, Inc. (now Perrigo Company plc), Head of U.S. Safety at Hoffmann-La Roche (Roche), and Director, Drug Safety and Pharmacovigilance at Serono (now EMD Serono). Prior to his transition to industry, Dr. Kouchakji was a practicing physician with specialization in surgery, having earned his Doctor of Medicine degree at Damascus University.

Thane Wettig, has served as our Chief Commercial Officer since June 2020. Mr. Wettig has more than 30 years of global biopharmaceutical leadership and commercial experience. Mr. Wettig previously served as Chief Commercial Officer and Metabolic Franchise Head at Intarcia Therapeutics. Prior to joining Intarcia in 2018, Mr. Wettig served as Chief Marketing Officer (Vice President of Global Marketing, Strategy and Alliance Management) for Lilly Diabetes, leading the development and launch of multiple blockbuster diabetes medicines during a period of unprecedented growth of Lilly’s diabetes business. Mr. Wettig began his career at Lilly in 1990. He was promoted to Vice President of Global Marketing for Diabetes Brands in 2004, and assumed the role as Chief Marketing Officer for Lilly Diabetes when it was formed in 2009. Mr. Wettig also played an integral role in the design and management of Lilly’s highly successful diabetes alliance between Lilly and Boehringer-Ingelheim. He is recognized throughout the industry as a seasoned executive with extensive brand building and launch experience. Mr. Wettig received his M.B.A. and B.A. in biology from Washington University in St. Louis.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2020. It also provides an overview of our executive compensation philosophy and objectives and the key highlights of our executive compensation program. Finally, it analyzes how and why our compensation committee of our board of directors arrived at the specific compensation decisions for our named executive officers for 2020, including the key factors that our compensation committee considered in determining their compensation.

In 2020, our named executive officers consisted of the following individuals:

•	Enrique Conterno, our Chief Executive Officer (our “CEO”);
•	James A. Schoeneck, our Interim Chief Executive Officer (our “Interim CEO”) until January 6, 2020;
•	Pat Cotroneo, our Chief Financial Officer;
•	Mark Eisner, M.D., M.P.H., our Incoming Chief Medical Officer as of December 1, 2020 and Chief Medical Officer as of December 21, 2020;
•	Elias Kouchakji, M.D., our Senior Vice President, Clinical Development, Drug Safety, and Pharmacovigilance;
•	Thane Wettig, our Chief Commercial Officer as of June 22, 2020; and
•	K. Peony Yu, M.D., our Chief Medical Officer until December 20, 2020, at which time she became Executive Advisor to the CEO.

Executive Summary

Significant Management Developments in 2020

We hired three executive officers in 2020, and our compensation committee approved the initial compensation packages of each of the new executive officers.

On January 6, 2020, we hired our current Chief Executive Officer, Mr. Conterno, replacing Mr. Schoeneck, a member of our board of directors, who had served as our Interim CEO since August 2019. Mr. Schoeneck continued to serve as Interim President through February 14, 2020.

Mr. Conterno received a base salary of $800,000 and a target annual cash bonus opportunity equal to 75% of his base salary. Upon commencement of his employment, Mr. Conterno received a sign-on bonus in the amount of $250,000 and was granted a stock option to purchase 300,000 shares of our common stock as well as a restricted stock unit (“RSU”) award for 60,000 shares of our common stock.

Mr. Wettig was hired on June 22, 2020 as our Chief Commercial Officer with a base salary of $500,000 and a target annual cash bonus opportunity equal to 50% of his base salary. Upon commencement of his employment, Mr. Wettig received a sign-on bonus of $150,000 and was granted a stock option to purchase 90,000 shares of our common stock as well as an RSU award for 30,000 shares of our common stock.

Dr. Eisner was hired December 1, 2020 for our Chief Medical Officer role with a base salary of $600,000 and a target annual cash bonus opportunity equal to 50% of his base salary. Dr. Eisner received a sign-on bonus of $1,500,000 to be paid in three equal installments with the first installment paid in December 2020 and the second and third installments to be paid in March 2021 and August 2021, respectively. Upon commencement of his employment, Dr. Eisner was granted a stock option to purchase 80,000 shares of our common stock as well as an RSU award for 35,000 shares of our common stock.

On November 27, 2020, Dr. Yu entered into a Transition, Separation, and Consulting Agreement (the “Separation Agreement”) with us, under which Dr. Yu would continue to serve as Chief Medical Officer until December 20, 2020, after which she would remain as a FibroGen employee in the position of Executive Advisor to our CEO until March 15, 2021, after which she would perform consulting services for a period of six months. Under the Separation Agreement, and contingent upon, among other things, delivery of releases of claims at various points in time, Dr. Yu was entitled to receive: cash severance payments equal to 12 months of her base salary, subject to eligibility for and election of continuation coverage COBRA, payment by us of COBRA premiums for a period of up to 12 months following termination of employment; a bonus payment equal to 150% of her target annual cash bonus opportunity for 2020 pursuant to our 2020 Bonus Plan (as defined below) as the sole bonus payment to be received; a consulting agreement for up to eight hours per week following her termination of employment, the sole consideration for which will be continued vesting of outstanding Stock Awards during the consulting term; and the right to exercise any outstanding Stock Awards after the termination of services to FibroGen until the date that is one year following the termination of services to FibroGen; and following the termination of her services, acceleration of vesting of her outstanding equity awards, including stock options and RSU awards, with respect to the portion of the shares subject thereto that would have vested during the 12-month period following such termination.

2020 Executive Compensation Highlights

Our executive compensation program for 2020 continued to be guided by a pay for performance philosophy and was designed to align the compensation of our named executive officers with the interests of our stockholders. To ensure our named executive officers’ interests were aligned with those of our stockholders and to motivate and reward individual initiative and effort, a substantial portion of their target annual total direct compensation opportunity was “at-risk,” and the actual payment was commensurate with our performance.

Our compensation committee took the following actions with respect to named executive officer compensation for 2020:

•	Base Salaries – Adjusted annual base salaries in amounts ranging from 3.6% to 3.7%;
•	Target Annual Cash Bonus Opportunities – Maintained target annual cash bonus opportunities (as a percentage of base salary) at their 2019 levels;
•

Annual Cash Bonuses – Based on our achievement of 92.4% of our corporate goals and individual goal achievement, paid annual cash bonuses in amounts ranging from 90.9% to 92.4% of their target annual cash bonus opportunities to our named executive officers, other than Mr. Schoeneck and Dr. Eisner, each of whom was not eligible to participate in our Incentive Compensation Plan, our annual cash bonus plan as amended in 2020, (the “2020 Bonus Plan”), and Dr. Yu, who, as part of her Separation Agreement received a payment under the 2020 Bonus Plan of 150% of her target bonus; and

•

Long-Term Incentive Compensation – Granted long-term incentive compensation opportunities in the form of both stock options and RSU awards which may be settled in shares of our common stock, with annual grants in amounts ranging from 100,000 shares to 120,000 shares in the aggregate, and new hire grants in amounts ranging from 115,000 shares to 360,000 shares in the aggregate, including a new hire stock option award for 300,000 shares of our common stock and an RSU award for 60,000 shares of our common stock granted to our CEO.

2020 Company Achievements

Consistent with our compensation philosophy and objectives, our compensation committee considered Company performance in 2020 when setting compensation for the year. In 2020, despite the COVID-19 pandemic, which significantly impacted enrollment in some of our clinical studies, we continued to advance our key programs significantly and to make advancements across multiple platforms and programs, including hypoxia-inducible factor/anemia, idiopathic pulmonary fibrosis, and pancreatic cancer.

Our key operational results were as follows:

•	We achieved $72.5 million in roxadustat sales in China.
•

We amended our Anemia License and Collaboration Agreement with AstraZeneca for China (the “Amended China Agreement”), expected to provide for earlier and more predictable profitability for the  commercial collaboration structured as a 50/50 profit share, and established a jointly owned distribution entity in Beijing, enabling operationalization of the Amended China Agreement.

•

We supported our partner Astellas Pharma Inc. (“Astellas”) in filing the Marketing Authorization Application for roxadustat for the treatment of anemia in adult patients with CKD with the European Medicines Agency in May 2020.

•

We completed substantial work towards, but did not receive U.S. Food and Drug Administration (“FDA”) approval for the U.S. New Drug Application (“NDA”) for roxadustat for the treatment of anemia of chronic kidney disease, in non-dialysis-dependent and dialysis-dependent patients, which had a Prescription Drug User Fee Act (“PDUFA”) date of December 20, 2020. In late December, the FDA requested additional analyses of existing clinical data, and the PDUFA date was extended until March 20, 2021. In March 2021, the FDA notified us that it intends to hold an Advisory Committee meeting to review the roxadustat NDA, and in April 2021 the FDA notified us that the tentative date for the Advisory Committee meeting is July 15, 2021.

•

We supported our partner Astellas in obtaining approval from the Japan Ministry of Health, Labour and Welfare (MHLW) for EVRENZO® (roxadustat) for the treatment of anemia of CKD in adult patients not on dialysis.

•	We completed enrollment in the WHITNEY U.S. Phase 2 roxadustat clinical trial in chemotherapy-induced anemia (CIA).
•	We completed enrollment in the ASPEN and DENALI Phase 3b roxadustat clinical trials in dialysis patients with anemia of CKD.
•	We presented roxadustat clinical data to numerous scientific meetings in 2020, including:
o	The National Kidney Foundation Spring Clinical Meeting;
o	The 57th European Renal Association-European Dialysis and Transplant Association Virtual Congress;
o	The American Society of Nephrology Kidney Week 2020 Reimagined; and
o	The 62nd American Society of Hematology Annual Meeting and Exposition.
•	We initiated the LELANTOS, a randomized, double blind Phase 3 clinical trial of pamrevlumab in non-ambulatory patients with Duchenne muscular dystrophy (DMD).
•	We initiated ZEPHYRUS-2, a randomized, double-blind, placebo-controlled pivotal Phase 3 study of pamrevlumab in patients with idiopathic pulmonary fibrosis.
•

We continued enrollment in LAPIS, a randomized, double-blind, placebo-controlled pivotal Phase 3 study evaluating pamrevlumab in combination with gemcitabine and nab-paclitaxel or FOLFIRINOX as a neoadjuvant therapy for locally advanced unresectable pancreatic cancer.

2020 Named Executive Officer Achievements

Consistent with our compensation philosophy and objectives, our compensation committee considered the following key achievements of our named executive officers during 2020 when determining the payouts under our 2020 Bonus Plan.   The summary of our named executive officer achievements below does not include: Mr. Schoeneck, as he was not eligible to receive performance-based compensation in 2020 under the terms of his employment as Interim CEO because his base salary included a pro rata portion of his 2020 target bonus; Dr. Eisner, as he was hired on December 1, 2020 and thus was not eligible for a bonus; and, Dr. Yu, who entered into the Separation Agreement, which sets forth a specific bonus payment under the 2020 Bonus Plan irrespective of the achievement of the performance goals.

•

Mr. Conterno – Mr. Conterno was recognized for his efforts in leading the Company to achieve its corporate goals, including to ensure commercial readiness for roxadustat, to support our collaboration partner Astellas to file the Marketing Approval Application in Europe, toward roxadustat regulatory efforts, to achieve enrollment in the roxadustat Phase 3 MDS and Phase 2 chemotherapy-induced clinical studies as well as clinical studies of pamrevlumab for the treatment of idiopathic pulmonary fibrosis, locally advanced unresectable pancreatic cancer, and Duchenne Muscular Dystrophy, in achieving roxadustat revenues and key hospital listings in China, the development and implementation of a plan to strengthen intellectual property protections, development and implementation of a plan to improve manufacturing processes, to update our China collaboration with AstraZeneca, the development of a research strategy, human resource projects related to Company values and employee engagement, and in hiring executives to fill the following key roles for FibroGen: Chief Scientific Officer, Chief Commercial Officer, Chief Medical Officer, and Chief Business Officer.

•

Mr. Cotroneo – Mr. Cotroneo was recognized for his efforts toward hiring of key finance employees, planning for implementation of an ERP system in the U.S., implementing and updating of human resource and lease accounting systems, risk management development activities, including for cybersecurity and commercial compliance, real estate efforts, investment management, and support for China commercialization.

•

Dr. Kouchakji – Dr. Kouchakji was recognized for his clinical and regulatory efforts in support of the initiation and enrollment of patients in the clinical studies of pamrevlumab for the treatment of idiopathic pulmonary fibrosis, locally advanced unresectable pancreatic cancer, and Duchenne Muscular Dystrophy Phase 3 studies, to expand the potential disease indications for which pamrevlumab may be used, in support of the roxadustat U.S. NDA, and research candidate identification.

•

Mr. Wettig – Mr. Wettig was recognized for his efforts toward roxadustat commercial readiness in the U.S., including toward the development of a commercial plan, alignment on pricing and contracting approach, and label development, supporting achievement of roxadustat revenues in China, and organizing learnings from the China launch for use globally, alliance management activities with our roxadustat collaboration partners, pamrevlumab brand development, alignment of research efforts, and development of the commercial team.

Pay for Performance

We believe our executive compensation program for 2020 was reasonable and competitive, and appropriately balanced the goals of attracting, motivating, rewarding, and retaining our named executive officers within the context of effective cost management. To ensure our named executive officers’ interests were aligned with those of our stockholders and to motivate and reward individual initiative and effort, a substantial portion of their target annual total direct compensation opportunity was “at-risk,” and the actual payment was commensurate with our performance.

We emphasize performance-based compensation that appropriately rewards our named executive officers for delivering financial, operational, and strategic results with respect to pre-established goals through our annual cash bonus plan plus stock options and RSU awards that are used to deliver long-term incentive compensation opportunities. We believe that stock options and RSU awards are key incentives for our named executive officers to drive long-term stockholder value creation. To ensure that we remain faithful to our compensation philosophy, our compensation committee will continue to evaluate the relationship between the reported values of the equity awards granted to our named executive officers, the amount of compensation realizable (and ultimately realized) from such awards in subsequent years, and our total stockholder return over this period.

Executive Compensation Philosophy and Program Design

Compensation Philosophy and Objectives

Our executive compensation program is guided by our overarching philosophy of only paying for demonstrable performance. Consistent with this philosophy, the primary objectives of our executive compensation program are to:

•	Provide compensation and benefit levels that will attract, retain, motivate, and reward a highly-talented team of executive officers within the context of responsible cost management;
•	Establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers; and
•

Align the interests and objectives of our executive officers with those of our stockholders by linking their long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.

Compensation Policies and Practices

We have adopted the following compensation policies and practices to align our executive compensation program with our philosophy and corporate governance policies and practices:

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Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on Company performance and provided in the form of short-term cash and long-term equity incentives to align the interests of our executive officers and stockholders;

•

No Pension or Deferred Compensation Plans. Except for our Section 401(k) plan, for which we provide Company matching contributions, we do not currently offer, nor do we have plans to provide, pension arrangements or nonqualified deferred compensation plans or arrangements to our executive officers;

•	Limited Perquisites. We provide limited, if any, perquisites or other personal benefits to our executive officers;
•

No Special Health or Welfare Benefits. Our executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees;

•	No Post-Employment Tax Reimbursements. We do not provide any “gross-ups” on any severance or change in control payments or benefits;
•

“Double-Trigger” Change in Control Arrangements. All change in control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid);

•	Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives;
•

Executive Officer Stock Ownership Guidelines. We maintain formal guidelines for ownership of shares of our common stock by our executive officers. See “Executive Officer Stock Ownership Guidelines” below for further details; and

•

Hedging and Pledging Prohibited. We prohibit our employees, including our executive officers and members of our board of directors, from hedging or pledging our securities, including, unless approved in advance by a designated clearance officer the purchase of securities on margin. For additional details, see “Insider Trading Policy” below.

Program Design

We structure the annual compensation of our named executive officers using three principal elements: base salaries, annual cash bonus opportunities, and long-term incentive compensation opportunities in the form of stock options and RSU awards. We emphasize performance-based compensation that appropriately rewards our named executive officers for delivering financial, operational, and strategic results with respect to pre-established goals through our annual cash bonus plan, as well as the stock options and RSU awards that we use to deliver long-term incentive compensation opportunities.

While our compensation committee does not have any formal policies for allocating compensation among the three components, our compensation committee reviews relevant market compensation data and uses its judgment to determine the appropriate level and mix of compensation on an annual basis to ensure that our compensation is competitive and that we are able to attract and retain capable named executive officers to work for our long-term prosperity and stockholder value, without taking unnecessary or excessive risks.

Consideration of 2020 Advisory Say-On-Pay Vote; Frequency of Say-On-Pay Vote

We hold an annual advisory stockholder vote to approve our named executive officer compensation and will continue to do so until we receive the results of our next say-on-pay frequency vote, which is scheduled to be held in 2023. On June 4, 2020, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. Our stockholders approved the compensation of our named executive officers, with over 98% of the stockholder votes that were cast being voted in favor of our 2020 say-on-pay resolution. Noting the overwhelmingly favorable result of this vote, for 2020, our compensation committee retained our general approach to our executive compensation program.

Governance of Executive Compensation Program

Role of our Compensation Committee

Our board of directors established our compensation committee for the purposes of:

•	overseeing, evaluating, and approving our compensation and benefits policies generally;
•	overseeing, evaluating, and approving our compensation plans, policies, and programs applicable to our executive officers;

•	overseeing, evaluating, and recommending to our full board of directors for approval compensation plans and arrangements for the non-employee members of our board of directors;
•	determining and overseeing the process of evaluating the performance of our CEO and our other executive officers, including setting compensation for our CEO and our other executive officers; and
•	overseeing the preparation of, reviewing, and recommending the inclusion of this Compensation Discussion and Analysis in our Annual Reports on Form 10-K, proxy statements, and information statements.

Compensation Committee Processes and Procedures

Our compensation committee generally meets at least once in the first quarter of the year, and again throughout the year as needed. The agenda for each meeting is usually developed by the Chair of our compensation committee, in consultation with our CEO and other members of management. From time to time, members of management and other employees as well as outside advisors or consultants are invited by our compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our compensation committee also meets regularly in executive session.

Our CEO may not participate in, or be present during, any deliberations or determinations of our compensation committee regarding his compensation. The charter of our compensation committee grants the committee full access to all books, records, facilities, and personnel of the Company. In addition, under the charter, our compensation committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting, or other advisors and other external resources that our compensation committee considers necessary or appropriate in the performance of its duties. Our compensation committee has direct responsibility for the oversight of the work of any advisors engaged for the purpose of advising the committee. In particular, our compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, our compensation committee may select, or receive advice from, a compensation consultant, legal counsel, or other advisor to our compensation committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration the factors specified in Nasdaq Listing Rule 5605(d)(3)(D) or any successor provision, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

Our compensation committee is expected to make most of the significant adjustments to annual compensation, determine bonus and equity awards, and establish new performance objectives at one or more meetings typically held during the first quarter of the year. However, our compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy, and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, our compensation committee’s decision-making process comprises two related elements: the determination of compensation levels and the establishment and measurement of performance objectives for the current year.

For executive officers other than our CEO, our compensation committee solicits and considers evaluations and recommendations submitted to our compensation committee by our CEO. In the case of our CEO, the evaluation of his performance is conducted by our compensation committee, which determines his compensation as well as any equity awards to be granted to him. For all executive officers and directors as part of its deliberations, our compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to the executive officers in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of our compensation committee’s compensation consultant, including analyses of executive and director compensation paid at compensation peer group companies.

Role of Compensation Consultant

In 2020, our compensation committee retained Compensia, Inc., a national compensation consulting firm, to serve as its compensation consultant. Compensia serves at the discretion of our compensation committee. During 2020, Compensia regularly attended the meetings of our compensation committee (both with and without management present) and provided the following services:

•	consulting with our compensation committee Chair and other members between compensation committee meetings;
•	reviewing and recommending updates to the compensation peer group;
•

providing competitive market data based on the compensation peer group for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives, including review of the Company bonus plan;

•	providing competitive market data and analysis for the positions of interim CEO and CEO;
•	providing competitive market data for the position of non-executive chairperson of the board of directors;
•	providing competitive market data and analysis for executive change in control agreements;
•	review and analysis of the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers; and
•	assessing executive compensation trends within our industry and providing updates on corporate governance and regulatory issues and developments.

At the request of our compensation committee, Compensia also conducted discussions with members of our compensation committee and senior management to learn more about the Company’s business operations and strategy, key strategic goals, as well as the labor markets in which the Company competes. Compensia provided market data and advice relating to executive compensation strategy, incentive design, and compensation mix. In each case, our compensation committee approved the final cash and equity compensation awards for our executive officers following review of the compensation consultant materials.

In 2020, Compensia’s consulting services were limited to our compensation committee, which regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive and non-employee director compensation. In 2020, our compensation committee considered the six specific independence factors adopted by the SEC and Nasdaq, including the factors specified in Nasdaq Listing Rule 5605(d)(3)(D), and determined that the work of Compensia raised no conflicts of interest.

Competitive Positioning

For purposes of comparing our executive compensation against the competitive market, our compensation committee reviews and considers the compensation levels and practices of a group of comparable companies. This compensation peer group consists of biotechnology and pharmaceutical companies that are similar to us in terms of revenue, market capitalization, and number of employees at the time of the evaluation.

Initially in 2020, based on a review conducted by our compensation consultant in October 2019, our compensation committee used the following compensation peer group to assist with the determination of the compensation for our executive officers:

ACADIA Pharmaceuticals	Nektar Therapeutics
Acceleron Pharma	Neurocrine Biosciences
Agios Pharmaceuticals	Portola Pharmaceuticals
Alnylam Pharmaceuticals	PTC Therapeutics
bluebird bio	Sage Therapeutics
Blueprint Medicines	Sarepta Therapeutics
Exelixis, Inc.	Seattle Genetics
Halozyme Therapeutics	Spark Therapeutics
Intercept Pharma	Ultragenyx Pharmaceutical
Ionis Pharmaceuticals

In September 2020, our compensation committee reviewed and updated the compensation peer group. In revising the compensation peer group, the following criteria were considered in identifying comparable companies:

•	similar industry – biotechnology or pharmaceuticals;
•	U.S. Food and Drug Administration phase of lead product candidate – pending approval or commercial;
•	similar revenue size – less than ~2.3x estimated 2021 revenue (under $1.01 billion);
•	similar market capitalization – 1/3~3.0x our market capitalization ($1.2 billion to $11.3 billion);
•	headcount – ~1/3 to 3.0x our headcount (175 to 1,593 employees);
•	therapeutic area – companies with a hematology or oncology product focus; and
•	research-oriented companies with active clinical trials.

Following the consultation with Compensia, our compensation committee approved the following compensation peer group for use during the remainder of 2020:

ACADIA Pharmaceuticals	Immunomedics
Acceleron Pharma	Intercept Pharma
Agios Pharmaceuticals	Ionis Pharmaceuticals
Amicus Therapeutics	Nektar Therapeutics
Biohaven Pharmaceuticals	Neurocrine Biosciences
bluebird bio	PTC Therapeutics
Blueprint Medicines	Sage Therapeutics
Exelixis, Inc.	Sarepta Therapeutics
Global Blood Therapeutics	Ultragenyx Pharmaceutical
Halozyme Therapeutics

To analyze the compensation practices of the companies in our compensation peer group, our compensation committee’s compensation consultant gathered data from public filings (primarily proxy statements) and the Radford Global Life Science Survey. This market data was then used as a reference point for our compensation committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.

Our compensation committee reviews the compensation peer group annually and makes adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.

Individual Compensation Elements

In 2020, the primary elements of our executive compensation program consisted of base salary, an annual cash bonus opportunity, and long-term incentive compensation in the form of stock options and RSU awards. When selecting and setting the amount of each compensation element for 2020, our compensation committee considered the following factors:

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our performance against the applicable operational and financial objectives established by our compensation committee and our board of directors, see “—Executive Summary—2020 Company Achievements” above;

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each individual executive officer’s skills, experience, and qualifications and the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;

•

the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values, see “—Executive Summary—2020 Named Executive Officer Achievements” above;

•	compensation parity among our executive officers; and
•	compensation practices of our compensation peer group and positioning of each executive officer’s compensation in a ranking of peer company compensation levels.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable.

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation intended to attract and retain highly-talented individuals.

Generally, we establish the initial base salaries of our executive officers through arm’s length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, our compensation committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.

In February 2020, our compensation committee reviewed the base salaries of our then-named executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO, and the other factors described above. Following this review, our compensation committee determined that adjustments were necessary to maintain the competitiveness of our named executive officers’ base salaries and, consequently, decided to increase their base salaries from their 2019 levels.

For each of our executive officers hired in 2020, Compensia prepared and provided to our compensation committee a market analysis that was considered as part of the determination of their individual compensation. Additional considerations were their current or historical individual compensation and retention provisions. Following review of these factors, except with respect to our CEO, our management made recommendations to our compensation committee, who then reviewed and discussed these factors and made a final determination for the compensation of each prospective named executive officer.

The base salaries of our named executive officers for 2020 were set or adjusted as follows:

Named Executive Officer	2019 Base Salary	2020 Base Salary	Percentage Adjustment
Mr. Conterno (1)	N/A	$800,000	N/A
Mr. Schoeneck (2)	$1,600,000	$1,600,000	0.0%
Mr. Cotroneo	$490,000	$508,000	3.7%
Dr. Eisner (3)	N/A	$600,000	N/A
Dr. Kouchakji	$550,000	$570,000	3.6%
Mr. Wettig (4)	N/A	$500,000	N/A
Dr. Yu	$590,000	$612,000	3.7%
(1)	Mr. Conterno was hired January 6, 2020.
(2)	Base salary includes pro rata portion of target bonus for 2020, as Mr. Schoeneck was not eligible to participate in the 2020 Bonus Plan. Mr. Schoeneck served as Interim CEO until January 6, 2020.
(3)	Dr. Eisner was hired December 1, 2020.
(4)	Mr. Wettig was hired June 22, 2020.

Annual Cash Bonuses

For 2020, the Incentive Compensation Plan, as amended, was the single cash bonus plan (the “2020 Bonus Plan”) for our employees, including our named executive officers. Our board of directors and our compensation committee designed the 2020 Bonus Plan to motivate our eligible employees to achieve the following objectives, which align with our compensation philosophy:

•	provide a focus within the Company on the achievement of our corporate goals;
•	provide a clear link between the achievement of our corporate goals and the bonus payments to all eligible employees;
•	motivate and reward our employees who contribute to and achieve our corporate goals for the year; and
•	enable us to attract and retain high-quality employees.

The terms of the 2020 Bonus Plan include each participant’s target annual cash bonus opportunity and the formula for determining bonus payments based on corporate goals and individual goals. Whether a participant received an annual cash bonus payment pursuant to the 2020 Bonus Plan was determined by our compensation committee, in its sole discretion, based upon its assessment of our actual performance as measured against all of the corporate performance goals established for 2020, the participant’s individual goal achievement, as well as the recommendations from our CEO with respect to a specific employee’s performance.

The target annual cash bonus opportunities of our named executive officers for 2020 were as follows, which were set at the same target levels for their respective seniority levels as in 2019 (whether or not they served in such position) and were within the ranges used by the companies in our compensation peer group:

Named Executive Officer	2020 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2020 Target Annual Cash Bonus Opportunity ($)
Mr. Conterno	75%	$600,000
Mr. Schoeneck (1)	N/A	N/A
Mr. Cotroneo	50%	$254,000
Dr. Eisner (2)	50%	N/A
Dr. Kouchakji	50%	$285,000
Mr. Wettig (3)	50%	$250,000
Dr. Yu	50%	$306,000

(1)

Mr. Schoeneck was not eligible to receive performance-based compensation in 2020 under the terms of his employment as Interim CEO. Instead, his base salary in 2020 included a pro rata portion of his 2020 target bonus. Mr. Schoeneck served as Interim CEO until January 6, 2020.

(2)	Dr. Eisner was hired on December 1, 2020 and therefore was not eligible for a bonus in 2020.
(3)	Mr. Wettig was hired on June 22, 2020 and therefore his target bonus was prorated based on his hire date.

Corporate Performance Goals

The corporate performance goals under the 2020 Bonus Plan and, in the case of quantifiable goals, the related target levels, were selected based on our corporate priorities, goals, and objectives. These corporate performance goals included goals related to:

•	clinical and regulatory milestones for our global roxadustat program;
•	achievement of commercial targets and enhancement of our roxadustat business in China;
•	study initiation and achievement of enrollment goals for pamrevlumab for the treatment of idiopathic pulmonary fibrosis, pancreatic cancer, and Duchenne Muscular Dystrophy;
•	human capital-related efforts, including the development of a set of employee values and establishing baseline metrics for employee engagement.

In selecting these corporate performance goals, our compensation committee believed that they were appropriate drivers for our business as they provided a balance between strengthening our financial position, moving our various products through the research and development process and towards commercial acceptance, and growing our business, which enhance stockholder value over the short-term and long-term. Individual goals are given weightings as part of the goal setting process, and performance is assessed against the goal achievement, including over- and under-achievement. The related target levels were set to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the target levels were set.

2020 Bonus Plan Payments

Our 2020 Bonus Plan consists of individual goals and major corporate objectives to determine overall bonus awards for participants in the 2020 Bonus Plan, including our executive officers. After consultation with and giving consideration to the recommendations of our CEO, our compensation committee determined that the amounts to be paid under the 2020 Bonus Plan would generally be determined based upon the achievement of both individual and corporate goals. For our CEO, the payout was based 100% on the corporate goal achievement, and for our other named executive officers eligible to receive a bonus, the payout was based 80% on corporate goal achievement, and 20% individual goal achievement, with the exception of Dr. Yu who received a bonus payment as part of her Separation Agreement. The actual bonus payout percentage and individual awards are determined by our compensation committee based on its assessment of corporate goal achievement, and individual goal achievement based on recommendations of our CEO (other than for our CEO) at a pre-established percentage for each employee, based on their position level.

After assessing the Company’s performance for the year, as detailed above in “—Executive Summary—2020 Company Achievements,” our compensation committee determined the aggregate level of corporate goal achievement for the Company was 92.4% of the target levels. There were approximately 14 corporate goals in 2020 covering the areas of our global program for roxadustat for chronic kidney disease anemia, anemia of myelodysplastic syndromes, and chemotherapy induced anemia, for pamrevlumab for the development of idiopathic pulmonary fibrosis, locally advanced pancreatic cancer, and Duchenne muscular dystrophy, and our roxadustat China program. The 2020 corporate goals included goals relating to the achievement of commercial sales revenue and hospital listings in China, other projects to support the roxadustat business in China, the roxadustat regulatory approval in the U.S., the submission of the Marketing Authorization Application in the EU, commercial readiness efforts in the U.S., development of roxadustat in anemia of myelodysplastic syndromes and chemotherapy induced anemia, clinical study initiation and advancement in our pamrevlumab programs for idiopathic pulmonary fibrosis, pancreatic cancer, and Duchenne Muscular Dystrophy, advancement of our early stage research programs, and human resource-related programs. All goals were determined to have been achieved to at least a 64% achievement level, and there was over-achievement up to the 150% level for one goal. While we did not achieve our goal of roxadustat approval in the U.S., we did significantly exceed our performance targets for the other goals, including our goal for commercial sales revenue in China. In addition, our clinical trials were affected by the COVID-19 pandemic, which led to a pause with enrollment in our Phase 3 study of pamrevlumab for the treatment of idiopathic pulmonary fibrosis, and impacted our ability to activate clinical trial sites and the ability of such sites which had been activated to enroll subjects. Our compensation committee made certain adjustments to its scoring of goal achievement for the advancement of our clinical programs to take into account these factors.

Based on our compensation committee’s review of Company performance and the performance of our eligible named executive officers against their individual goals, as described above in “—Executive Summary—2020 Named Executive Officer Achievements,” Mr. Cotroneo had his bonus paid at 90.9% of his target level, with his individual goal achievement at 85%; Dr. Kouchakji had his bonus paid at 90.9% of his target level, with his individual goal achievement at 84.9%; and Mr. Wettig had his bonus paid at 92.4% of his prorated target bonus level, with his individual goal achievement at 92.45%. As part of her Separation Agreement, Dr. Yu had her bonus paid at 150% of her target level.

The target annual cash bonus opportunities and the actual cash bonus payments made to our named executive officers for 2020 were as follows:

Named Executive Officer	Target 2020 Cash Bonus Opportunity ($)	Payment Percentage for Corporate Performance Goals (80% of Bonus)(1)	Payment Percentage for Individual Performance Goals (20% of Bonus)(1)	Total Performance Achievement (%)	Actual 2020 Cash Bonus Payment ($)
Mr. Conterno	$600,000	92.4%	N/A	92.4%	$554,400
Mr. Schoeneck (2)	N/A	0.0%	0.0%	0.0%	$-
Mr. Cotroneo	$254,000	92.4%	85.0%	90.9%	$230,937
Dr. Eisner (3)	N/A	0.0%	0.0%	0.0%	$-
Dr. Kouchakji	$285,000	92.4%	84.9%	90.9%	$259,065
Mr. Wettig	$132,192	92.4%	92.5%	92.4%	$122,158
Dr. Yu (4)	$306,000	150.0%	150.0%	150.0%	$459,000

(1)	Target annual cash bonus for our CEO is based 100% on corporate goal achievement.

(2)

Mr. Schoeneck was not eligible to receive performance-based compensation in 2020 under the terms of his employment as Interim CEO. Instead, his base salary in 2020 included a pro rata portion of his 2020 target bonus.

(3)	Dr. Eisner was hired on December 1, 2020 and therefore was not eligible for a bonus in 2020.
(4)	Dr. Yu’s bonus was paid under the terms of her Separation Agreement.

Long-Term Incentive Compensation

Our compensation committee believes long-term incentive compensation is an effective means for focusing our executive officers on driving increased stockholder value over a multi-year period, provides a meaningful reward for appreciation in our stock price and long-term value creation, and motivates them to remain employed with us. Currently, our compensation committee uses equity awards in the form of stock options and RSU awards to deliver the annual long-term incentive compensation opportunities to our executive officers and to address special situations as they may arise from time-to-time.

Our compensation committee believes stock options provide an effective performance incentive because our executive officers derive value from their options only if our stock price increases (which benefits all stockholders) and they remain employed with us beyond the date that their options “vest” (that is, become exercisable). Our compensation committee also believes that RSU awards help us to retain our executive officers and reward them for long-term stock price appreciation while at the same time providing some value to the recipient even if the market price of our common stock remains stable or declines.

As with their other elements of compensation, our compensation committee determines the amount of annual long-term incentive compensation for our continuing executive officers as part of its annual compensation review and after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (other than for our CEO), the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the companies in our compensation peer group, the potential voting power dilution to our stockholders (our “overhang”) in relation to the companies in our compensation peer group, and the other factors described above. With respect to the executive officers hired in 2020, our compensation committee determined the amount of their annual long-term incentive compensation after taking into consideration a competitive market analysis prepared by its compensation consultant, current market practice for companies in the San Francisco Bay Area hiring individuals for comparable positions, the equity compensation that they were leaving behind at their former employers, the projected impact of the proposed awards on our earnings, our burn rate and overhang in relation to the companies in our compensation peer groups, and the recommendations of our CEO (other than for the CEO).

Based on the determination of our compensation committee, the following equity awards were granted on March 17, 2020 to our then-named executive officers, other than Mr. Schoeneck who received no equity awards, and Mr. Conterno, Mr. Wettig and Dr. Eisner, who received their awards upon hire on January 6, 2020, June 22, 2020 and December 1, 2020, respectively:

Named Executive Officer	Options to Purchase Shares of our Common Stock (number of shares)	Restricted Stock Unit Awards for Shares of our Common Stock (number of shares)	Equity Awards (grant date fair value)
Mr. Conterno (1)	300,000	60,000	$10,625,850
Mr. Schoeneck (2)	N/A	N/A	N/A
Mr. Cotroneo	66,250	40,000	$2,118,123
Dr. Eisner (3)	80,000	35,000	$3,363,366
Dr. Kouchakji	62,500	37,500	$1,992,000
Mr. Wettig (4)	90,000	30,000	$3,421,968
Dr. Yu	75,000	45,000	$2,390,400
(1)	Mr. Conterno was hired on January 6, 2020 and received new hire grants at that time. He did not receive additional equity awards that are granted in March during the annual grant process.
(2)	Mr. Schoeneck received equity grants in 2019 for his service as Interim CEO, which was from August 2019 until January 6, 2020, when Mr. Conterno began as CEO.

(3)	Dr. Eisner was hired on December 1, 2020 and received new hire grants at that time.
(4)	Mr. Wettig was hired on June 22, 2020 and received new hire grants at that time.

The stock options in the table above have an exercise price of $26.41 per share, the closing price of our common stock on March 17, 2020, other than for Mr. Conterno, Mr. Wettig and Dr. Eisner, whose stock options have an exercise price of $43.35, $42.08 and $41.25 per share, the closing price of our common stock on January 6, 2020, June 22, 2020 and December 1, 2020, respectively, and vest as to 1/4th of the shares of our common stock subject to the stock options on March 1, 2021, except for Mr. Conterno, Mr. Wettig and Dr. Eisner, whose options vest as to 1/4th of the shares of our common stock subject to the stock options on January 6, 2021, June 22, 2021 and December 1, 2021, respectively, and as to 1/16th of the shares subject to the stock options quarterly thereafter, contingent on the named executive officer’s continued employment as of each vesting date. The RSU awards vest as to 1/4th of the shares of our common stock subject to the awards on March 6, 2021, except for Mr. Conterno, Mr. Wettig and Dr. Eisner, whose options vest January 6, 2021, June 22, 2021 and December 1, 2021, and as to 1/16th of the shares subject to the awards quarterly thereafter, contingent on the named executive officer’s continued employment as of each vesting date.

Severance and Change in Control Payments and Benefits

Our executive officers are party to change in control severance agreements with us, the terms of which were established in 2014, and subsequently amended in 2016 and in 2019, in each case after consultation with our compensation consultant and review of compensation peer group data. These agreements provide for certain payments and benefits, which may include cash severance, equity acceleration, and certain other payments and benefits in connection with a CIC Termination, Ordinary Course Termination, or Termination During 12 Months After CEO Change (each as described and defined below in the section entitled “Change in Control Arrangements”), with the latter two categories being added to the agreements in 2019, and the Termination During 12 Months After CEO Change was included until the hire of Mr. Conterno as our CEO in 2020. Each of our executive officers holds stock options under one or both of our Amended and Restated 2005 Stock Plan (the “2005 Plan”) and the 2014 Plan, as well as RSU awards under the 2014 Plan, both of which will accelerate in full upon a CIC Termination, and for which a limited portion will accelerate upon a Termination During 12 Months After CEO Change. See “Change in Control Arrangements” below for specific details of these severance and change in control payments and benefits for our named executive officers.

Given the nature of the industry in which we participate and the range of strategic initiatives that we may explore, we believe these severance and change of control payments and benefits are an essential element of our executive compensation program and assist us in recruiting and retaining talented individuals. In addition, since we believe it may be difficult for our executive officers to find comparable employment following a termination of employment without “cause” or resignation with “good reason” in connection with or following a change of control of the Company, these severance and change of control payments and benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. By establishing these severance and change of control payments and benefits, we believe we can mitigate the distraction and loss of our executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect stockholder interests while a transaction is under consideration or pending.

Other Compensation Practices

Welfare and Health Benefits; Section 401(k) Plan

We maintain a Section 401(k) plan that provides eligible U.S. employees, including our executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Commencing in 2014, active contributing participants in our 401(k) plan are eligible to receive employer-matching contributions of up to 2%, 4%, or 6% of base salary, depending upon the participant’s number of years of service. Employer matching contributions are subject to applicable annual Internal Revenue Code limits and are fully vested when made.

In addition, our executive officers are eligible to participate in our employee benefit programs on the same basis as all of our employees. These benefits include medical, dental and vision benefits, disability insurance, basic life insurance coverage, health savings accounts, and accidental death and dismemberment insurance.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

During 2020, none of our named executive officers received perquisites or other personal benefits.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our compensation committee.

Insider Trading Policy; Prohibition on Hedging and Pledging

Our Insider Trading Policy prohibits hedging, pledging or short selling of our securities, the trading of any derivative securities related to our equity securities at any time, or, unless approved in advance by a designated clearance officer, purchases of our securities on margin. These restrictions apply to any shares held, directly or indirectly, by any employee or director, and any shares granted to any employee or director as part of their compensation.

Executive Officer Stock Ownership Guidelines

We maintain formal guidelines for ownership of shares of our common stock by our executive officers. These guidelines require the CEO to achieve and maintain ownership of shares valued at five times his base salary, and other executive officers to achieve and maintain ownership of shares valued at their base salary, within five years of adoption of the policy or promotion to a covered role. Shares owned outright and vested in-the-money stock options (counted at 50% of value) apply towards the calculation of compliance with the guidelines. The average tenure of our named executive officers in 2020, excluding Mr. Schoeneck who served on a temporary basis as Interim CEO, was approximately 5.71 years. Each of our named executive officers has either established a significant ownership position in the Company or, in the case of Mr. Conterno, Mr. Wettig, and Dr. Eisner who were hired in 2020, is expected to achieve the targeted stock ownership in accordance with our stock ownership guidelines timeline requirements. Each of our named executive officers who has been with us for more than five years is in compliance with the ownership requirements of the guidelines.

Analysis of Risks Presented by our Compensation Program and Policies

Our compensation committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation program does not encourage excessive or inappropriate risk taking and that the level of risk that it does encourage is not reasonably likely to have a material adverse effect on us. Our compensation program consists of both fixed and variable compensation. The fixed (base salary) portion is designed to provide a steady income regardless of our stock price performance so that our executives do not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short-term and long-term corporate performance. We believe that the variable elements of compensation are a sufficient percentage of overall compensation to motivate our executives to produce positive short-term and long-term corporate results, while the fixed element is also sufficiently high such that our executives are not encouraged to take unnecessary or excessive risks in doing so. Because our executive officers receive a significant portion of their compensation in the form of equity, with multiple year vesting, this discourages them from making short-term decisions that may result in long-term harm to the organization. Further, the performance goals used to determine the amount of an executive officer’s cash bonus are measures that our compensation committee believes contribute to long-term stockholder value creation and promote the continued viability of the Company and are often focused on key events related to the overall success of our product development. Finally, compensation decisions include subjective considerations, which help to constrain the influence of formulas or objective factors on excessive risk taking.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their senior executive officers to the extent that such compensation exceeds $1 million per officer in any year. In connection with tax reform legislation enacted in 2017, the exemption from the deduction limit under Section 162(m) of the Code for “performance-based compensation” has generally been repealed. We will continue to monitor and review related guidance from the Internal Revenue Service as it becomes available, including the final regulations issued in 2020.

In determining the form and amount of compensation for our executive officers, our compensation committee may continue to consider all elements of the cost of such compensation. While our compensation committee considers the deductibility of awards as one factor in determining executive compensation, our compensation committee may also look at other factors in making its decisions, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and members of our board of directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a Change in Control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any named executive officer with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 during 2020, and we have not agreed and are not otherwise obligated to provide any named executive officer with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718 for our stock-based compensation awards. Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including stock options and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

COMPENSATION COMMITTEE REPORT

The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our compensation committee hereby recommends that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of our compensation committee:

Thomas F. Kearns Jr., Chair

Suzanne Blaug

Aoife Brennan, M.B., B.Ch.

Gerald Lema

Rory B. Riggs

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of FibroGen, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2020 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to our named executive officers for 2020, 2019, and 2018.

Named Executive Officer	Year	Base Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All other Compensation ($)(4)	Total ($)
Enrique Conterno (5)	2020	$790,909	$250,000	$2,601,000	$8,024,850	$554,400	$46,460	$12,267,619
Chief Executive Officer	2019	$-	$-	$-	$-	$-	$-	$-
	2018	$-	$-	$-	$-	$-	$-	$-
James A. Schoeneck (6)	2020	$200,000	$-	$-	$-	$-	$517,343	$717,343
Interim Chief Executive Officer	2019	$564,103	$-	$2,347,008	$2,329,934	$-	$6,920	$5,247,964
	2018	$-	$-	$-	$-	$-	$-	$-
Pat Cotroneo	2020	$508,000	$-	$1,056,400	$1,061,723	$230,937	$58,959	$2,916,018
Chief Financial Officer	2019	$490,000	$-	$1,782,963	$1,769,851	$264,600	$18,972	$4,326,386
	2018	$471,000	$-	$1,505,000	$1,283,583	$294,281	$17,662	$3,571,526
Mark Eisner, M.D., M.P.H. (7)	2020	$50,000	$500,000	$1,443,750	$1,919,616	$-	$4,291	$3,917,657
Chief Medical Officer	2019	$-	$-	$-	$-	$-	$-	$-
	2018	$-	$-	$-	$-	$-	$-	$-
Elias Kouchakji, M.D. (8)	2020	$570,000	$-	$990,375	$1,001,625	$259,065	$64,215	$2,885,280
Senior Vice President, Clinical Development,	2019	$550,000	$-	$2,424,486	$1,697,417	$292,600	$20,586	$4,985,088
Drug Safety, and Pharmacovigilance	2018	$-	$-	$-	$-	$-	$-	$-
Thane Wettig (9)	2020	$263,258	$150,000	$1,262,400	$2,159,568	$122,158	$47,610	$4,004,993
Chief Commercial Officer	2019	$-	$-	$-	$-	$-	$-	$-
	2018	$-	$-	$-	$-	$-	$-	$-
K. Peony Yu, M.D. (10)	2020	$612,000	$-	$1,188,450	$1,201,950	$459,000	$51,364	$3,512,764
Former Chief Medical Officer	2019	$590,000	$-	$3,044,223	$1,886,018	$316,830	$19,380	$5,856,451
	2018	$564,000	$-	$1,720,000	$1,857,818	$371,394	$19,152	$4,532,364

(1)	Amounts represent sign-on bonuses paid to Messrs. Conterno and Wettig and Dr. Eisner in the amount of $250,000, $150,000, and $500,000, respectively, upon their individual hire dates in 2020.
(2)

Reflects the grant date fair value of the stock options and RSU awards granted as computed in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating the grant date fair value of the stock options are set forth in Note 10 to our financial statements under Item 8 included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)	Amount represents each of our named executive officers’ annual performance-based cash bonuses.
(4)

The amounts for 2020 include the following; life insurance premiums for Messrs. Conterno, Schoeneck, Cotroneo, and Wettig and Drs. Kouchakji and Yu in the amount of $1,265, $495, $2,363, $1,161, $7,620, and $2,580, respectively; Company Section 401(k) plan contributions for Messrs. Conterno, Schoeneck, and Cotroneo and Drs. Eisner, Kouchakji, and Yu in the amount of $5,700, $2,667, $17,100, $1,000, $17,100, and $9,288, respectively; health insurance premiums for Messrs. Conterno, Schoeneck, and Cotroneo and Drs. Eisner, Kouchakji, and Yu in the amount of $39,495, $2,973, $39,495, $3,291, $39,495, and $39,495, respectively; compensation for service on the board of directors for Mr. Schoeneck in the amount of $449,639, including cash payment of $110,054, the grant date fair value of stock options in the amount of $148,442, and the grant date fair value of RSU awards in the amount of $153,643; accrued vacation pay for Mr. Schoeneck in the amount of $61,569; and relocation pay for Dr. Wettig in the amount of $46,449.

(5)	Mr. Conterno was hired as CEO on January 6, 2020.
(6)	Mr. Schoeneck served as Interim CEO effective as of August 26, 2019 until January 6, 2020.
(7)	Dr. Eisner was hired on December 1, 2020.
(8)	Dr. Kouchakji was designated a named executive officer effective as of May 1, 2019.
(9)	Mr. Wettig was hired on June 22, 2020.
(10)	Dr. Yu transitioned from the role of Chief Medical Officer and assumed the position of Executive Advisor to our CEO on December 21, 2020.

2020 Grants of Plan-Based Awards Table

The following table provides information with regard to each grant of plan-based award made to our named executive officers under our 2014 Equity Incentive Plan during the fiscal year ended December 31, 2020.

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	Number of Shares of Units (#)(2)	Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Awards ($)
		Target ($)
Enrique Conterno
Stock Options	January 6, 2020	-		300,000	$43.35	$8,024,850
RSUs	January 6, 2020	-	60,000		$43.35	$2,601,000
2020 Bonus Plan		$554,400
Pat Cotroneo
Stock Options	March 17, 2020	-		66,250	$26.41	$1,061,723
RSUs	March 17, 2020	-	40,000		$26.41	$1,056,400
2020 Bonus Plan		$230,937
Mark Eisner, M.D., M.P.H.
Stock Options	December 1, 2020	-		80,000	$41.25	$1,919,616
RSUs	December 1, 2020	-	35,000		$41.25	$1,443,750
2020 Bonus Plan		$-
Elias Kouchakji, M.D.
Stock Options	March 17, 2020	-		62,500	$26.41	$1,001,625
RSUs	March 17, 2020	-	37,500		$26.41	$990,375
2020 Bonus Plan		$259,065
Thane Wettig
Stock Options	June 22, 2020	-		90,000	$42.08	$2,159,568
RSUs	June 22, 2020	-	30,000		$42.08	$1,262,400
2020 Bonus Plan		$122,158
K. Peony Yu, M.D.
Stock Options	March 17, 2020	-		75,000	$26.41	$1,201,950
RSUs	March 17, 2020	-	45,000		$26.41	$1,188,450
2020 Bonus Plan		$459,000

(1)

The amount in the table above reflects the value of the target bonus award of each respective named executive officer for the year ended December 31, 2020 under the 2020 Bonus Plan approved by our compensation committee. Such amounts may not reflect the actual payments made to our named executive officers. The 2020 bonus award amounts actually paid in 2020 to our named executive officers under the 2020 Bonus Plan are shown in the 2020 Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation” and the accompanying footnote. Please refer to “Compensation Discussion and Analysis – Annual Cash Bonuses” above for a description of the 2020 Bonus Plan. There are no threshold or maximum values for these cash bonus awards under the 2020 Bonus Plan.

(2)

The RSU awards granted on January 6, 2020, March 17, 2020, June 22, 2020, and December 1, 2020 vest as to 1/4th of the shares of our common stock subject to the awards on January 6, 2021, March 6, 2021, June 22, 2021, and December 1, 2021, respectively, and as to 1/16th of the shares subject to the awards quarterly thereafter, contingent on our named executive officer’s continued employment as of each vesting date.

(3)

The stock options granted on January 6, 2020, March 17, 2020, June 22, 2020, and December 1, 2020 vest as to 1/4th of the shares of our common stock subject to the stock options on January 6, 2021, March 1, 2021, June 22, 2021, and December 1, 2021, respectively, and as to 1/16th of the shares subject to the stock options quarterly thereafter, contingent on our named executive officer’s continued employment as of each vesting date.

(4)

Stock options are granted at an exercise price equal to the fair market value of our common stock, as determined by reference to the closing price reported by the Nasdaq Global Select Market on the date of grant, which was January 6, 2020 in the case of Mr. Conterno, March 17, 2020 in the case of Mr. Cotroneo, Dr. Kouchakji, and Dr. Yu, June 22, 2020 in the case of Mr. Wettig, and December 1, 2020 in the case of Dr. Eisner.

Offer Letter Agreements for At-Will Employment

We entered into initial employment offer letters with each of our current named executive officers. Each of these offer letters was approved by our board of directors and provides for “at-will” employment.

2020 Option Exercises and Stock Vested Table

The following table shows certain information regarding option exercises and stock vested during the last fiscal year with respect to our named executive officers for the fiscal year ended December 31, 2020:

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Enrique Conterno (3)	-	$-	-	$-
James A. Schoeneck (4)	-	$-	28,650	$1,241,978
Pat Cotroneo	44,808	$1,032,106	32,370	$1,277,073
Mark Eisner, M.D., M.P.H. (5)	-	$-	-	$-
Elias Kouchakji, M.D.	7,082	$209,167	35,144	$1,388,020
Thane Wettig (6)	-	$-	-	$-
K. Peony Yu, M.D. (7)	13,750	$258,050	44,981	$1,777,090

(1)

The value realized on exercise is equal to the difference between the lower of the closing or the sale price of our common stock on the day of exercise and the option’s exercise price, multiplied by the number of shares of our common stock for which the option was exercised.

(2)	The value realized on vesting is equal to the closing price of our common stock on the vesting date, multiplied by the number of shares of our common stock that vested.
(3)	Mr. Conterno was hired on January 6, 2020.
(4)

These option exercises and vested RSU awards for Mr. Schoeneck are only for the awards previously granted to him for his service as a director. Mr. Schoeneck had no option exercises or RSU award vesting in 2020 for the awards granted to him for his service as Interim CEO.

(5)	Dr. Eisner was hired on December 1, 2020.
(6)	Mr. Wettig was hired on June 22, 2020.
(7)

Under the Separation Agreement, Dr. Yu agreed to transition from the position of our Chief Medical Officer on December 20, 2020, and as of December 21, 2020 she became Executive Advisor to our CEO, at which time she ceased being a named executive officer.

2020 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2020.

				Option Awards				Stock Awards
Named Executive Officer	Grant Date (1)	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Enrique Conterno	1/6/2020	1/6/2020	(4)	—	300,000	$43.35	1/6/2030	—	$-
	1/6/2020	1/6/2020	(5)	—	—	$-	1/6/2030	60,000	$2,225,400

James A. Schoeneck (7)	9/18/2019	8/26/2019	(6)	48,550	—	$40.96	9/17/2029	—	$-

Pat Cotroneo	3/4/2015	3/1/2015	(4)	4,618	—	$29.66	3/3/2025	—	$-
	3/8/2017	3/1/2017	(4)	37,517	4,062	$25.40	3/7/2027	—	$-
	3/8/2017	3/6/2017	(5)	—	—	$-	3/7/2027	2,390	$88,645
	3/14/2018	3/1/2018	(4)	26,125	11,875	$53.75	3/13/2028	—	$-
	3/14/2018	3/6/2018	(5)	—	—	$-	3/13/2028	8,750	$324,538
	2/5/2019	3/1/2019	(4)	22,663	29,137	$57.33	2/4/2029	—	$-
	2/5/2019	3/6/2019	(5)	—	—	$-	2/4/2029	17,494	$648,852
	3/17/2020	3/1/2020	(4)	—	66,250	$26.41	3/17/2030	—	$-
	3/17/2020	3/6/2020	(5)	—	—	$-	3/17/2030	40,000	$1,483,600

Mark Eisner, M.D., M.P.H.	12/1/2020	12/1/2020	(4)	—	80,000	$41.25	12/1/2030	—	$-
	12/1/2020	12/1/2020	(5)	—	—	$-	12/1/2030	35,000	$1,298,150

Elias Kouchakji, M.D.	3/4/2015	3/1/2015	(4)	31,632	—	$29.66	3/3/2025	—	$-
	2/22/2016	3/1/2016	(4)	17,499	—	$19.39	2/21/2026	—	$-
	3/8/2017	3/1/2017	(4)	56,250	3,750	$25.40	3/7/2027	—	$-
	3/8/2017	3/6/2017	(5)	—	—	$-	3/7/2027	2,206	$81,821
	3/14/2018	3/1/2018	(4)	28,875	13,125	$53.75	3/13/2028	—	$-
	3/14/2018	3/6/2018	(5)	—	—	$-	3/13/2028	7,187	$266,566
	2/5/2019	3/1/2019	(4)	21,735	27,945	$57.33	2/4/2029	—	$-
	2/5/2019	3/6/2019	(5)	—	—	$-	2/4/2029	16,756	$621,480
	3/17/2020	3/1/2020	(4)	—	62,500	$26.41	3/17/2030	—	$-
	3/17/2020	3/6/2020	(5)	—	—	$-	3/17/2030	37,500	$1,390,875

Thane Wettig	6/22/2020	6/22/2020	(4)	—	90,000	$42.08	6/22/2030	—	$-
	6/22/2020	6/22/2020	(5)	—	—	$-	6/22/2030	30,000	$1,112,700

(1)

All of the outstanding equity awards granted prior to November 13, 2014 were granted under our 2005 Plan. The outstanding equity awards granted on and after November 13, 2014 were granted under our 2014 Plan.

(2)	This column represents the fair market value of a share of our common stock on the date of grant, as determined by our board of directors.
(3)

This column represents the market value of the shares of our common stock underlying the RSU awards as of December 31, 2020, based on the closing price of our common stock, as reported on Nasdaq, of $37.09 per share on December 31, 2020.

(4)

Twenty-five percent of the shares of common stock subject to the stock option vest on the first anniversary of the vesting commencement date, and the remainder vests in equal amounts quarterly thereafter for the following three years.

(5)

Twenty-five percent of the shares of common stock underlying the RSU awards vest on the first anniversary of the vesting commencement date and the remainder vests in equal amounts quarterly thereafter for the following three years.

(6)

Fifty percent of Mr. Schoeneck’s shares of common stock vested upon the hiring of Mr. Conterno as our CEO. The remaining 50% of stock options did not vest pursuant to the stock option grant vesting schedule.

(7)

The outstanding stock options (for 48,550 shares of our common stock) held by Mr. Schoeneck are also included in the table of outstanding option awards and RSU awards held by our directors as of December 31, 2020 under Director Compensation. Mr. Schoeneck resumed his role as a director following his termination of employment on February 14, 2020. The outstanding stock options are listed in the above 2020 Outstanding Equity Awards at Fiscal Year-End Table since they were granted to him in his role as Interim CEO and remain outstanding and exercisable in his role as a director.

Change in Control Arrangements

Our named executive officers, other than Mr. Schoeneck, are party to a change in control severance agreement, the terms of which were established in 2014, and subsequently amended by superseding agreements in 2016 and 2019, in each case after consultation with Compensia, our compensation committee’s compensation consultant and review of peer group data. Each agreement has a three-year term. Under the terms of the change in control severance agreements, if an executive officer’s employment is terminated by us without “cause” and other than due to death or disability or he or she resigns for “good reason,” in either case, in connection with or within 12 months following the effective date of a change in control of the Company (“CIC Termination”), or if an executive officer’s employment is terminated by us without “cause” and other than due to death or disability outside the foregoing circumstances (“Ordinary Course Termination”) or within 12 months following the commencement of service of the new Chief Executive Officer, (“Termination During 12 Months After CEO Change”), he or she will be entitled to receive the severance payments and benefits set forth below, subject to his or her timely execution (and non-revocation) of a release of claims in our favor within 60 days following the date of such termination of employment. The amendments approved in 2019 were implemented to make the severance payments more consistent with market practices, particularly with respect to the inclusion of severance upon an Ordinary Course Termination and inclusion of the target bonus as part of the severance payment, and to promote stability and retention among our named executive officers at this critical time for the Company after the passing of our founder, and former CEO and Chairperson, Mr. Neff, by providing severance and limited equity vesting acceleration upon a Termination During 12 Months After CEO Change. These amended agreements also added the three-year term described above.

CIC Termination

•

a cash severance payment equal to either 24 or 18 months of his or her base salary then in effect (with the applicable multiplier varying depending on the executive officer (24 in the case of our CEO and 18 in the case of our other named executive officers));

•

a cash severance payment equal to either 1.5 or 1 times the executive officer’s then current target bonus (with the applicable multiplier varying depending on the executive officer (1.5 in the case of our CEO and 1 in the case of our other named executive officers));

•

subject to his or her timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or another state law equivalent (“COBRA”), payment by us of COBRA premiums for him or her and his or her eligible dependents for a period of up to either 18 or 12 months following the date of his or her termination of employment (18 in the case of our CEO and 12 in the case of our other executive officers); and

•

all outstanding equity awards, including all outstanding stock options and RSU awards, held by him or her will become fully vested and exercisable as of a date immediately prior to the date of his or her termination of employment.

Ordinary Course Termination

•	a cash severance payment equal to either 18 or 12 months of his or her base salary then in effect (18 in the case of our CEO and 12 in the case of our other named executive officers); and
•

subject to his or her timely election of continuation coverage under COBRA, payment by us of COBRA premiums for him or her and his or her eligible dependents for a period of up to either 18 or 12 months following the date of his or her termination of employment (18 in the case of our CEO and 12 in the case of our other named executive officers).

Termination During 12 Months After CEO Change (not applicable to the CEO’s agreement)

•	a cash severance payment equal to 12 months of his or her base salary then in effect;
•

a cash severance payment equal to a pro rata portion of the executive officer’s then current target bonus (based on the number of days during the year in which the termination of employment occurred that the executive officer was employed with FibroGen);

•

subject to his or her timely election of continuation coverage COBRA, payment by us of COBRA premiums for him or her and his or her eligible dependents for a period of up to 12 months following the date of his or her termination of employment; and

•

all outstanding equity awards, including stock options and RSU awards, held by him or her will become fully vested and exercisable as of a date immediately prior to the date of his or her termination of employment with respect to the portion of the shares subject thereto that would have vested during the 12-month period following his or her termination of employment.

Notwithstanding the foregoing, to the extent that an executive officer would be entitled to a greater level of severance payments and benefits under the terms and conditions of a severance plan or policy provided by us or our successor to our other employees being terminated in connection with or within 12 months following a change in control of the Company but for the existence of the change in control severance agreement, he or she will be entitled to receive the greater of the severance payments and benefits provided under such plan or policy or the change in control severance agreement.

In addition, to the extent that any payment or benefit that an executive officer would receive under the change in control severance agreement or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Code  and such payments or benefits would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will either be provided to him or her in full, or reduced to such lesser amount that would result in no portion of such payments or benefits being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in his or her receipt, on an after-tax basis, of the greatest amount of such payments and benefits. We do not provide any tax reimbursements or “gross-ups” on any severance or change in control payments or benefits and have no such arrangements in place with any of our executive officers.

For purposes of the change in control severance agreement, “cause” for termination of an executive officer’s employment will exist if an executive officer is terminated for any of the following reasons: (1) the executive officer’s willful failure substantially to perform his or her duties and responsibilities to us or a deliberate violation of our policies; (2) the executive officer’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to us; (3) unauthorized use or disclosure by the executive officer of any of our proprietary information or trade secrets of or any other party to whom the executive officer owes an obligation of nondisclosure as a result of his or her relationship with us; or (4) the executive officer’s willful breach of any of his or her obligations under any written agreement or covenant with us.

For purposes of the change in control severance agreement, “good reason” generally means the existence of any of the following conditions without the executive officer’s written consent: (1) a material reduction in job duties or responsibilities inconsistent with the executive officer’s position with us (provided, that any such reduction or change after a change in control will not constitute good reason if the executive officer retains reasonably comparable duties and responsibilities with respect to our business within the successor entity following a change in control); (2) a reduction of the executive officer’s then current base salary or target bonus; (3) the relocation of the executive officer’s principal place of employment to a place that increases the executive officer’s one-way commute by more than 40 miles as compared to the executive officer’s principal place of employment prior to such relocation; (4) any material breach by us of the change in control severance agreement or any other written agreement between us and the executive officer; or (5) the failure by any successor to us to assume the change in control severance agreement and any obligations thereunder.

In order to resign for good reason, an executive officer must give written notice to us of the event forming the basis of the termination for good reason within 60 days after the date on which we give written notice to the executive officer of our decision to take any action set forth above, we must fail to cure such condition within 30 days after receipt of the executive officer’s written notice and the executive officer must terminate his or her employment within 30 days following the expiration of the cure period.

Each of our named executive officers also holds stock options under our 2005 Plan and/or the 2014 Plan that will accelerate in full in the event his or her employment is terminated by us without “cause” following a “Change in Control” of the Company or if he or she incurs a “constructive termination” of employment within 12 months following a Change in Control of the Company (as each such term is defined in the applicable stock option agreement). In addition, any stock options granted under our 2014 Plan that are not assumed, continued, or otherwise substituted for in the transaction will vest and become exercisable in full immediately prior to the closing of such transaction.

For purposes of the standard form of stock option agreement under the 2005 Plan, “cause” generally means: (1) a commission of a felony related to us or our business or any crime involving fraud or moral turpitude; (2) the attempted commission of, or participation in, a fraud against us; (3) the unauthorized use or disclosure of our confidential information or trade secrets; or (4) the participant’s willful failure to substantially perform his or her duties and responsibilities owed to us. For purposes of the standard form of stock option agreement under the 2005 Plan, “constructive termination” generally means (1) a substantial reduction in the participant’s duties or responsibilities in effect immediately prior to the effective time of a change in control; (2) a material reduction in a participant’s annual base salary as in effect on the closing date of the change in control or as increased thereafter; (3) any failure by us to continue in effect any benefit plan or program in which the participant was participating immediately prior to the effective time of a change in control or the taking of any action by us that would adversely affect a participant’s participation in or reduce benefits under any such plans or programs (provided, that a constructive termination will not be deemed to have occurred if we provide for the participation in benefit plans and programs that, taken as a whole, are comparable to those that were provided immediately prior to the change in control); (4) a relocation of the participant’s business office to a location more than 50 miles from the location at which the participant performed his or her duties as of the effective time of the change in control; or (5) a material breach by us of any provision of any material agreement between the participant and us concerning the terms and conditions of the participant’s employment.

The change in control form of stock option grant notice and agreement under the 2014 Plan provides that in the event of a change in control (as defined in the 2014 Plan): (1) if at the time of the change in control, a participant’s outstanding option is assumed, continued or otherwise substituted in the change in control transaction and the participant’s employment is involuntarily terminated by us or our successor corporation without cause or due to a constructive termination within 12 months following the closing of such change in control transaction, the vesting and exercisability of the unvested portion of the participant’s option will accelerate in full on the date of such termination, and/or (2) if a participant’s outstanding option is not assumed, continued or otherwise substituted in the change in control transaction, the unvested portion of the participant’s option will vest and become exercisable as of immediately prior to the closing of the change in control transaction.

Estimated Change in Control and Severance Benefits

The following charts present the approximate amount of the payments and benefits to which each of our named executive officers would have been entitled had his or her employment terminated under the circumstances described in the preceding paragraphs on December 31, 2020.

The amounts in the following tables assume that our named executive officers terminated employment effective December 31, 2020 pursuant to the indicated events. The closing price of our common stock on December 31, 2020 was $37.09 per share. These amounts are in addition to payments and benefits generally available to our employees upon termination of employment, such as distributions from our Section 401(k) plan and payout of accrued vacation.

CIC Termination

Named Executive Officer	Event	Cash Severance ($)	Target Bonus ($)	Maximum COBRA Subsidy ($)(1)	Value of Equity Acceleration ($)	Total ($)(2)
Enrique Conterno	CIC Termination	$1,600,000	$900,000	$72,107	$2,278,200	$4,850,307
Pat Cotroneo	CIC Termination	$762,000	$254,000	$72,107	$3,422,942	$4,511,049
Mark Eisner, M.D., M.P.H.	CIC Termination	$900,000	$300,000	$72,107	$1,328,950	$2,601,057
Elias Kouchakji, M.D.	CIC Termination	$855,000	$285,000	$72,107	$3,186,390	$4,398,497
Thane Wettig	CIC Termination	$750,000	$250,000	$-	$1,139,100	$2,139,100

 Ordinary Course Termination

Named Executive Officer	Event	Cash Severance ($)	Target Bonus ($)	Maximum COBRA Subsidy ($)(1)	Value of Equity Acceleration ($)	Total ($)(2)
Enrique Conterno	Ordinary Course Termination	$1,200,000	$-	$72,107	$-	$1,272,107
Pat Cotroneo	Ordinary Course Termination	$508,000	$-	$48,071	$-	$556,071
Mark Eisner, M.D., M.P.H.	Ordinary Course Termination	$600,000	$-	$48,071	$-	$648,071
Elias Kouchakji, M.D.	Ordinary Course Termination	$570,000	$-	$48,071	$-	$618,071
Thane Wettig	Ordinary Course Termination	$500,000	$-	$-	$-	$500,000

Termination During 12 Months After CEO Change (not applicable to the CEO’s agreement)

Named Executive Officer (3)	Event	Cash Severance ($)	Target Bonus ($)	Maximum COBRA Subsidy ($)(1)	Value of Equity Acceleration ($)	Total ($)(2)
Pat Cotroneo	Termination After CEO Change	$508,000	$254,000	$48,071	$1,702,356	$2,512,427
Elias Kouchakji, M.D.	Termination After CEO Change	$570,000	$285,000	$48,071	$1,571,022	$2,474,093

(1)

Under a CIC Termination, continuing coverage is available to each named executive officer for up to 18 months. Under an Ordinary Course Termination, continuing coverage is available for up to 18 months to our CEO and for up to 12 months for all other named executive officers. Under a Termination During 12 Months After CEO Change, continuing coverage is available to each named executive officer for up to 12 months.

(2)

Total does not include amounts earned or benefits accrued due to continued service by the named executive officer through December 31, 2020, such as vested stock options. Total also does not include amounts the named executive officer was eligible to receive under our 2020 Bonus Plan with respect to fiscal 2020 performance.

(3)	Change in control provisions under a Termination During 12 Months After CEO Change do not apply to Dr. Eisner or Mr. Wettig who were hired after Mr. Conterno’s hiring as our CEO.

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship of the median of the annual total compensation of all our employees (other than our CEO) and the annual total compensation of our CEO, Mr. Conterno:

For 2020, our last completed fiscal year:

•	the median of the annual total compensation of all our employees was $177,952; and
•	the total compensation of our CEO was $12,267,619.

Based on this information, for 2020, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our other employees was 68.94 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

We identified the employee with compensation at the median of the annual total compensation of all our employees using the following methodology:

•

In determining our employee population, we considered the individuals who were employed by us and our consolidated subsidiaries on December 31, 2020, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population;

•

To identify our median employee, we chose to use a consistently-applied compensation measure, which we selected as the aggregate of the annual base salary and actual annual bonus paid for the 12-month period from January 1, 2020 through December 31, 2020; and

•

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on December 31, 2020. For permanent employees hired during 2020, or who took leave, we annualized their salary or base pay as if they had been employed for the entire measurement period for determination of their salary, and used the actual amount of bonus paid. We did not make any cost-of-living adjustment.

Using this methodology, we identified the individual at the median of our employee population. We then calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for our CEO in the “Total” column of the 2020 Summary Compensation Table as set forth in this proxy statement. Based on this methodology, and annualizing the CEO’s salary, the total compensation for our CEO in 2020 was $12,267,619. The total CEO compensation for 2020 is higher than the CEO compensation we expect to provide on an ongoing basis as it included new hire equity grants which are typically substantially larger than an annual grant for the same employee level.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Pension Benefits

We do not maintain any pension benefit plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by our board of directors. In addition, we have entered into an indemnification agreement with each of our directors and our executive officers that may require the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers to the extent permissible under applicable law. However, Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to enter into indemnification agreements with our directors, officers, employees and other agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification of our directors, officers and controlling persons for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Exchange Act Rule 10b5-1 Plans

From time to time, our executive officers and directors may be parties to individual Exchange Act Rule 10b5-1 trading plans pursuant to which shares of our common stock will be sold for their account from time to time in accordance with the provisions of the plans without any further action or involvement by the officers. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our Insider Trading Policy.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2020.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	11,183,246	(3)	$32.94	11,979,985	(4)(5)(6)

(1)

All of our equity compensation plans have been approved by security holders. The equity compensation plans are described in Note 10 to our financial statements under Item 8 included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	The weighted-average exercise price does not take into account the shares subject to outstanding restricted stock units which have no exercise price.
(3)

As of December 31, 2020, there were: (i) 933,266 shares of common stock subject to outstanding stock options under the 2005 Plan; (ii) 8,356,771 shares of common stock subject to outstanding stock options under the 2014 Plan; and (iii) 1,893,209 shares of common stock payable upon the vesting of outstanding restricted stock unit awards under the 2014 Plan.

(4)

Includes 7,909,854 and 4,070,131 shares of common stock available for issuance under the 2014 Plan and our 2014 Employee Stock Purchase Plan (the “ESPP”), respectively, as of December 31, 2020. No shares are available for issuance under the 2005 Plan. Shares under the 2005 Plan that expire, terminate or are forfeited prior to exercise or settlement automatically become available for issuance under the 2014 Plan.

(5)

The number of shares reserved for issuance under the 2014 Plan will increase January 1 of each year commencing on January 1, 2016 and continuing through and including January 1, 2024 by the lesser of (i) the amount equal to 4% of the number of shares issued and outstanding on December 31 immediately prior to the date of increase or (ii) such lower number of shares as may be determined by our board of directors.

(6)

The number of shares reserved for issuance under the ESPP will increase January 1 of each year commencing January 1, 2016 and continuing through and including January 1, 2024 by the lesser of (i) a number of shares equal to 1% of the total number of outstanding shares of common stock on December 31 immediately prior to the date of increase; (ii) 1,200,000 shares; or (iii) such number of shares as may be determined by our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 31, 2021 for:

•	each of our named executive officers;
•	each of our directors and nominees for director;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under stock options or RSU awards that are exercisable or released, respectively, within 60 days after January 31, 2021 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to our knowledge all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Our calculation of the percentage of beneficial ownerships is based on 91,560,468 shares of common stock outstanding as of January 31, 2021, adjusted as required by rules promulgated by the SEC.

This table is based upon information supplied by officers, directors, principal stockholders, and Schedules 13D and 13G, if any, filed with the SEC, which information may not be accurate as of January 31, 2021. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o FibroGen, Inc., 409 Illinois Street, San Francisco, California 94158.

Name of Beneficial Owner	Number of Shares	Beneficial Ownership Percent
5% Stockholders:
Astellas Pharma Inc.	4,968,367	5.43%
2-5-1 Nihonbashi-Honcho Chuo-Ku, Tokyo 103-8411 Japan
BlackRock, Inc. (1)	7,897,602	8.63%
55 East 52nd Street, New York, NY 10055
FMR LLC (Fidelity Management & Research) (2)	5,901,659	6.45%
245 Summer Street, Boston, MA 02210
PRIMECAP Management Company (3)	9,228,020	10.08%
177 East Colorado Blvd., 11th Floor, Pasadena, CA 91105
The Vanguard Group (4)	7,564,946	8.26%
100 Vanguard Blvd., Malvern, PA 19355
Named Executive Officers and Directors:
Enrique Conterno (5)	113,073	*
Pat Cotroneo (6)	330,754	*
Mark Eisner, M.D., M.P.H.	-
Elias Kouchakji, M.D. (7)	264,093	*
Thane Wettig	650	*
James A. Schoeneck (8)	174,472	*
Suzanne Blaug (9)	18,429	*
Aoife Brennan, M.B., B.Ch. (10)	1,733	*
Benjamin F. Cravatt, Ph.D. (11)	1,733	*
Jeffrey L. Edwards (12)	65,368	*
Jeffrey W. Henderson (13)	68,096	*
Maykin Ho, Ph.D. (14)	25,163	*
Thomas F. Kearns Jr. (15)	330,264	*
Kalevi Kurkijärvi, Ph.D. (16)	54,200	*
Gerald Lema (17)	46,314	*
Rory B. Riggs (18)	1,053,863	1.15%
All executive officers and directors as a group (17 persons) (19)	2,792,417	3.02%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.
(1)

BlackRock, Inc. and affiliated persons reported sole voting power with respect to 7,680,085 shares of our common stock and sole dispositive power with respect to 7,897,602 shares of our common stock as of December 31, 2020, in a Schedule 13G/A filed with the SEC on January 29, 2021.

(2)

FMR LLC and affiliated persons reported sole voting power with respect to 643,607 shares of our common stock and sole dispositive power with respect to 5,901,659 shares of our common stock as of December 31, 2020, in a Schedule 13G/A filed with the SEC on February 8, 2021.

(3)

PRIMECAP Management Company reported sole voting power with respect to 8,569,480 shares of our common stock and sole dispositive power with respect to 9,228,020 shares of our common stock as of December 31, 2020, in a Schedule 13G/A filed with the SEC on January 7, 2021.

(4)

The Vanguard Group and affiliated persons reported shared voting power with respect to 179,411 shares of our common stock, sole dispositive power with respect to 7,321,284 shares of our common stock and shared dispositive power with respect to 243,662 shares of our common stock as of December 31, 2020, in a Schedule 13G/A filed with the SEC on February 10, 2021.

(5)	Mr. Conterno: includes 75,000 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021.
(6)

Mr. Cotroneo: includes 117,160 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021 and 16,084 shares issuable upon settlement of restricted stock units that will vest within 60 days of January 31, 2021.

(7)

Dr. Kouchakji: includes 181,096 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021 and 14,879 shares issuable upon settlement of restricted stock units that will vest within 60 days of January 31, 2021.

(8)

Mr. Schoeneck: consists of 76,122 shares held by the James A. and Cynthia L. Schoeneck Family Trust, of which Mr. Schoeneck and his wife, Cynthia L. Schoeneck, are joint trustees. Also includes 98,350 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021.

(9)	Ms. Blaug: includes 13,781 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021.
(10)	Dr. Brennan: represents shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021.
(11)	Dr. Cravatt: represents shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021.
(12)	Mr. Edwards: includes 56,968 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021.
(13)	Mr. Henderson: includes 59,696 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021.
(14)	Dr. Ho: includes 18,608 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021.
(15)

Mr. Kearns: consists of (a) 43,464 shares held by Thomas F. Kearns Jr.,  (b) an aggregate of 110,000 shares held by the Fred Schernecker and Arthur Fox, trustees or their successors in trust, under ETC Stock Trust dated December 11, 2006, of which Mr. Kearns is a trustee and has sole voting and dispositive power, and (c) 100,000 shares held by Go Heels, LLC, a Delaware limited liability company, for which Mr. Kearns is the manager and sole member with sole voting and dispositive power. Also includes 76,800 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021.

(16)	Dr. Kurkijärvi: includes 25,800 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021.
(17)

Mr. Lema: consists of 11,900 shares held by the G Lema Trust, of which Mr. Lema is the sole trustee. Also includes 34,414 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021.

(18)

Mr. Riggs: consists of (a) 366,350 shares held by Rory B. Riggs, (b) 20,000 shares held jointly by Rory B. Riggs and Robin Rhys, and (c) 605,713 shares held by New Ventures I, LLC. Mr. Riggs is Managing Member of New Ventures I, LLC and has voting and investment control with respect to the shares held by New Ventures I, LLC. Also includes 61,800 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021.

(19)

Includes 966,075 shares issuable pursuant to stock options exercisable within 60 days of January 31, 2021 and 47,095 shares issuable upon settlement of restricted stock units that will vest within 60 days of January 31, 2021.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors and named executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our named executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during fiscal 2020 our named executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to each of them, except that late Form 4s for Mr. Cotroneo and Drs. Kouchakji and Yu, covering sales and acquisitions of equity, were filed on March 18, 2020, and a Form 3/A for Mr. Wettig, covering acquisition of equity, was filed on February 26, 2021.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS PROCEDURES

It is our practice to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002. A related-person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under its charter, our audit committee is charged with reviewing and approving or disapproving all related-person transactions, including transactions with more than 5% stockholders of the Company, as required by the Nasdaq rules. In considering related-person transactions, our audit committee takes into account the relevant available facts and circumstances. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Astellas Collaboration

Astellas is an equity investor in FibroGen, Inc. and considered a related party. During the years ended December 31, 2020, 2019, and 2018, we recorded revenue related to collaboration agreements with Astellas of $33.5 million, $158.8 million, and $35.2 million, respectively, and drug product revenue from Astellas of $4.3 million, $(36.3) million, and $64.8 million, respectively. During the years ended December 31, 2020, 2019, and 2018, we recorded expense related to collaboration agreements with Astellas of $0.5 million, $2.8 million, and $1.5 million, respectively.

Other Transactions

We have entered into offer letter agreements with our named executive officers. For more information regarding these agreements, see the information included under the caption “Executive Compensation—Offer Letter Agreements.”

We have granted stock options to our named executive officers and our directors. For a description of these options, see the information under the caption “Director Compensation” and “Executive Compensation”.

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by our board of directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or FibroGen. Direct your written request to: Investor Relations, FibroGen, Inc., 409 Illinois Street, San Francisco California, 94158 or contact Investor Relations at 415-978-1200. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, FibroGen will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report on Form 10-K and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2020 is available without charge upon written request to: Secretary, FibroGen, Inc., 409 Illinois Street, San Francisco California, 94158.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D43453-P53618 ! ! For Against Abstain ! ! ! ! ! ! ! FIBROGEN, INC. 1a. James A. Schoeneck 1b. Jeffrey W. Henderson 1c. Maykin Ho, Ph.D. 1. Election of Class I Directors to hold office until the 2024 Annual Meeting of Stockholders Nominees: The Board of Directors recommends you vote FOR the following proposals: Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. When signing as joint owners, all owners must sign. If a signer is a corporation, please sign in full corporate name by a duly authorized officer. For Withhold 3. To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of FibroGen for the year ending December 31, 2021. 2. To approve, on an advisory basis, the compensation of FibroGen’s named executive officers, as disclosed in the proxy statement. 4. To conduct any other business properly brought before the meeting. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion. ! ! ! FIBROGEN, INC. 409 ILLINOIS STREET SAN FRANCISCO, CA 94158 VOTE ONLINE Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2021. Have your proxy card in hand when you access the website and then follow the instructions to cast your vote. During The Meeting - Go to www.virtualshareholdermeeting.com/FGEN2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions on your proxy card. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 25, 2021. Have your proxy card in hand when you call and then follow the instructions to cast your vote. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive it by May 25, 2021 for your vote to be counted. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the environmental impact of and the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards, and annual reports electronically via email or access them online. To sign up for electronic delivery, please follow the instructions above to vote online and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

D43454-P53618 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. ANNUAL MEETING OF STOCKHOLDERS May 26, 2021, 12:00 PM THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Enrique Conterno and Michael Lowenstein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FibroGen, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM Pacific Time on May 26, 2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE